                                                                   Exhibit 99(a)

                              AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT

                                      AMONG

                               DELPHI CORPORATION
   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                  AS BORROWER,

                                       AND

                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,
EACH A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                                  AS GUARANTORS

                                       AND

                            THE LENDERS PARTY HERETO,

                                       AND

                            JPMORGAN CHASE BANK, N.A.
                             AS ADMINISTRATIVE AGENT

                                       AND

                               CITICORP USA, INC.
                              AS SYNDICATION AGENT

                                       AND

                               ABLECO FINANCE LLC,
                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION

                           AS CO-DOCUMENTATION AGENTS

           J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS, INC.
                        AND DEUTSCHE BANK SECURITIES INC.

                              AS JOINT BOOKRUNNERS
                                       AND
                              JOINT LEAD ARRANGERS

                         DATED AS OF NOVEMBER 21, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1. DEFINITIONS...................................................     2
   SECTION 1.01    Defined Terms.........................................     2
   SECTION 1.02    Terms Generally.......................................    29
   SECTION 1.03    Accounting Terms; GAAP................................    30

SECTION 2. AMOUNT AND TERMS OF CREDIT....................................    30
   SECTION 2.01    Commitments of the Lenders............................    30
   SECTION 2.02    Reserved..............................................    31
   SECTION 2.03    Letters of Credit.....................................    31
   SECTION 2.04    Requests for Borrowings...............................    36
   SECTION 2.05    Funding of Borrowings.................................    37
   SECTION 2.06    Interest Elections....................................    38
   SECTION 2.07    [Reserved]............................................    39
   SECTION 2.08    Interest on Loans.....................................    39
   SECTION 2.09    Default Interest......................................    39
   SECTION 2.10    Alternate Rate of Interest............................    39
   SECTION 2.11    Repayment of Loans; Evidence of Debt..................    40
   SECTION 2.12    Optional Termination or Reduction of Commitment.......    40
   SECTION 2.13    Mandatory Prepayment; Commitment Termination..........    41
   SECTION 2.14    Optional Prepayment of Loans..........................    42
   SECTION 2.15    Reserved..............................................    42
   SECTION 2.16    Increased Costs.......................................    42
   SECTION 2.17    Break Funding Payments................................    44
   SECTION 2.18    Taxes.................................................    44
   SECTION 2.19    Payments Generally; Pro Rata Treatment................    47
   SECTION 2.20    Mitigation Obligations; Replacement of Lenders........    48
   SECTION 2.21    Certain Fees..........................................    49
   SECTION 2.22    Commitment Fees.......................................    49
   SECTION 2.23    Letter of Credit Fees.................................    49
   SECTION 2.24    Nature of Fees........................................    49
   SECTION 2.25    Priority and Liens....................................    49

                                TABLE OF CONTENTS
                                   (CONTINUED)

   SECTION 2.26    Right of Set-Off......................................    51
   SECTION 2.27    Security Interest in Letter of Credit Account.........    52
   SECTION 2.28    Payment of Obligations................................    52
   SECTION 2.29    No Discharge; Survival of Claims......................    52
   SECTION 2.30    Use of Cash Collateral................................    52

SECTION 3. REPRESENTATIONS AND WARRANTIES................................    52
   SECTION 3.01    Organization and Authority............................    53
   SECTION 3.02    Due Execution.........................................    53
   SECTION 3.03    Statements Made.......................................    53
   SECTION 3.04    Financial Statements..................................    54
   SECTION 3.05    Ownership.............................................    54
   SECTION 3.06    Liens.................................................    54
   SECTION 3.07    Compliance with Law...................................    54
   SECTION 3.08    Insurance.............................................    55
   SECTION 3.09    Use of Proceeds.......................................    55
   SECTION 3.10    Litigation............................................    55
   SECTION 3.11    ERISA.................................................    55
   SECTION 3.12    The Orders............................................    55
   SECTION 3.13    Properties............................................    56

SECTION 4. CONDITIONS OF LENDING.........................................    56
   SECTION 4.01    Conditions Precedent to Initial Loans and Initial
                   Letters of Credit.....................................    56
   SECTION 4.02    Conditions Precedent to Each Loan and Each Letter of
                   Credit................................................    59
   SECTION 4.03    Conditions Precedent to the Tranche B Loan............    60
   SECTION 4.04    Conditions Precedent to the Amendment and Restatement
                   Effective Date; Effect of Amendment and Restatement...    60

SECTION 5. AFFIRMATIVE COVENANTS.........................................    61
   SECTION 5.01    Financial Statements, Reports, etc....................    61
   SECTION 5.02    Existence.............................................    64
   SECTION 5.03    Insurance.............................................    64
   SECTION 5.04    Obligations and Taxes.................................    64
   SECTION 5.05    Notice of Event of Default, etc.......................    65
   SECTION 5.06    Access to Books and Records...........................    65
   SECTION 5.07    Maintenance of Concentration Account..................    65

                                TABLE OF CONTENTS
                                   (CONTINUED)

   SECTION 5.08    Borrowing Base Certificate............................    65
   SECTION 5.09    Collateral Monitoring and Review......................    66
   SECTION 5.10    Public Rating.........................................    66
   SECTION 5.11    Subsequently Filed Domestic Entities..................    66
   SECTION 5.12    Post-Closing Deliveries...............................    67

SECTION 6. NEGATIVE COVENANTS............................................    67
   SECTION 6.01    Liens.................................................    67
   SECTION 6.02    Merger, etc...........................................    69
   SECTION 6.03    Indebtedness..........................................    69
   SECTION 6.04    EBITDAR...............................................    70
   SECTION 6.05    [Reserved]............................................    71
   SECTION 6.06    Chapter 11 Claims.....................................    71
   SECTION 6.07    Dividends; Capital Stock..............................    71
   SECTION 6.08    Transactions with Affiliates..........................    72
   SECTION 6.09    Investments, Loans and Advances.......................    72
   SECTION 6.10    Disposition of Assets.................................    73
   SECTION 6.11    Nature of Business....................................    73

SECTION 7. EVENTS OF DEFAULT.............................................    74
   SECTION 7.01    Events of Default.....................................    74

SECTION 8. THE AGENTS....................................................    77
   SECTION 8.01    Appointments; Administration by Administrative Agent;
                   No Duties for Syndication Agent.......................    77
   SECTION 8.02    Rights of Agents......................................    77
   SECTION 8.03    Liability of Agents...................................    77
   SECTION 8.04    Reimbursement and Indemnification.....................    78
   SECTION 8.05    Successor Administrative Agent........................    78
   SECTION 8.06    Independent Lenders...................................    79
   SECTION 8.07    Advances and Payments.................................    79
   SECTION 8.08    Sharing of Setoffs....................................    80

SECTION 9. GUARANTY......................................................    80
   SECTION 9.01    Guaranty..............................................    80
   SECTION 9.02    No Impairment of Guaranty.............................    81
   SECTION 9.03    Subrogation...........................................    81

                                TABLE OF CONTENTS
                                   (CONTINUED)

SECTION 10. MISCELLANEOUS................................................    82
   SECTION 10.01   Notices...............................................    82
   SECTION 10.02   Survival of Agreement, Representations and Warranties,
                   etc...................................................    83
   SECTION 10.03   Successors and Assigns................................    83
   SECTION 10.04   Confidentiality.......................................    87
   SECTION 10.05   Expenses; Indemnity; Damage Waiver....................    87
   SECTION 10.06   CHOICE OF LAW.........................................    88
   SECTION 10.07   No Waiver.............................................    88
   SECTION 10.08   Extension of Maturity.................................    89
   SECTION 10.09   Amendments, etc.......................................    89
   SECTION 10.10   Severability..........................................    90
   SECTION 10.11   Headings..............................................    90
   SECTION 10.12   Survival..............................................    91
   SECTION 10.13   Execution in Counterparts; Integration;
                   Effectiveness.........................................    91
   SECTION 10.14   Prior Agreements......................................    91
   SECTION 10.15   Further Assurances....................................    91
   SECTION 10.16   USA Patriot Act.......................................    92
   SECTION 10.17   WAIVER OF JURY TRIAL..................................    92

ANNEX A         Commitment Amounts

EXHIBIT A-1     -   Interim Order
EXHIBIT A-2     -   Final Order
EXHIBIT B       -   Form of Security and Pledge Agreement
EXHIBIT C       -   Form of Assignment and Acceptance
EXHIBIT D       -   Form of Exemption Certificate
EXHIBIT E       -   Form of Borrowing Base Certificate

SCHEDULE 1.01   -   Existing Agreement
SCHEDULE 3.05   -   Subsidiaries
SCHEDULE 3.10   -   Litigation
SCHEDULE 6.01   -   Liens
SCHEDULE 6.08   -   Transactions with Affiliates
SCHEDULE 6.10   -   Asset Sales

                              AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT
                         DATED AS OF NOVEMBER 21, 2005

          AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of November 21, 2005, among DELPHI CORPORATION, a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and the subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, N.A., a national banking association ("JPMCB"), CITICORP USA, INC. ("CUSA"), each of the other financial institutions from time to time party hereto (together with JPMCB and CUSA, the "Lenders"), JPMCB, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and CUSA, as syndication agent (in such capacity, the "Syndication Agent"; together, the Administrative Agent and the Syndication Agent are the "Agents") for the Lenders.

                             INTRODUCTORY STATEMENT

          On October 8, 2005, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

          On October 14, 2005 the Borrower, the Guarantors, JPMCB and CUSA as Lenders, the Administrative Agent and the Syndication Agent entered into the Revolving Credit, Term Loan and Guaranty Agreement dated as of October 14, 2005 (the "Original DIP Credit Agreement", and the Original DIP Credit Agreement as amended by the First Amendment (as defined below), the "Existing DIP Credit Agreement"), which provides for (i) loan facilities of $2,000,000,000, comprised of (1) a revolving credit and letter of credit facility in an aggregate principal amount of $1,750,000,000 as set forth therein and (2) a term loan in an aggregate principal amount of $250,000,000 as set forth therein and (ii) all of the Borrower's obligations thereunder to be guaranteed by the Guarantors.

          On October 27, 2005 the Borrower, the Guarantors, JPMCB and CUSA as Lenders, the Administrative Agent and the Syndication Agent entered into the First Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of October 27, 2005 (the "First Amendment").

          There are no Loans outstanding under the Existing DIP Credit Agreement. There are letters of credit outstanding under the Existing DIP Credit Agreement, which will be deemed to be Letters of Credit outstanding hereunder.

          The Borrower, the Guarantors, the Lenders party hereto, the Administrative Agent and the Syndication Agent wish to amend and restate the Existing DIP Credit Agreement in its entirety in order to add additional Lenders to the facility and re-allocate Commitments accordingly and to effect certain other amendments to the Existing DIP Credit Agreement as set forth herein.

          The Borrower, the Existing Lenders and the Existing Agent are parties to the Existing Agreement pursuant to which the Borrower was (and the Pre-Petition Guarantors were, pursuant to the Guarantee and Collateral Agreement (as defined in the Existing Credit Agreement)) truly and justly indebted to the Existing Lenders on the Filing Date in the principal amount of $2,579,783,051.85 (including the aggregate outstanding face amount of issued but undrawn letters of credit outstanding thereunder) in respect of the extensions of credit provided for thereunder.

          The proceeds of the loan facilities will be used in accordance with
Section 3.09 hereof.

          To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of all other Secured Obligations (including the obligations of the Borrower and the Guarantors in respect of any hedging obligation permitted hereunder and Indebtedness permitted by Section 6.03(viii), in each case owing to JPMCB, any other Lender or any of their respective banking Affiliates), the Borrower and the Guarantors will provide to the Administrative Agent and the Lenders the claims and liens described in Section 2.25 of this Agreement.

          Accordingly, the parties hereto hereby agree that, as of the Amendment and Restatement Effective Date, the Existing DIP Credit Agreement is amended and restated in its entirety as follows:

SECTION 1. DEFINITIONS

     SECTION 1.01 DEFINED TERMS.

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, as set forth in the UCC.

          "Account Debtor" shall mean the Person obligated on an Account.

          "Additional Credit" shall have the meaning given such term in Section 4.02(d).

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Adjusted Eligible Receivables" shall mean the Eligible Receivables, minus the Dilution Reserve.

          "Administrative Agent" shall have the meaning given such term in the Introduction.

          "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

          "Agents" shall have the meaning given such term in the Introduction.

          "Agreement" shall mean this Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Amendment and Restatement Effective Date" shall have the meaning given such term in Section 4.04.

          "Approved Fund" shall have the meaning given such term in Section 10.03(b).

          "Arrangers" shall have the meaning given such term in Section
10.05(a).

          "Asset Sale" shall mean any Disposition of property or series of related Dispositions of property by the Borrower or any Guarantor (excluding any such Disposition permitted by Clauses (i), (ii), (iii), (v), (vii) and (viii) of
Section 6.10).

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.03), and accepted by the Administrative Agent. substantially in the form of Exhibit C.

          "Automotive Holdings Group" shall mean the division within Delphi Automotive Systems LLC comprised of select product lines and plant sites that do not meet the Borrower's targets for net income or other financial metrics, with such additions and deletions to product lines and plant sites as the Borrower may from time to time determine (in a manner consistent with the criteria used on the Closing Date to include product lines and plant sites in such division) and as such divisional name may be changed from time to time.

          "Availability Period" shall mean the period from and including the Closing Date to but excluding the Termination Date.

          "Available Amount" shall have the meaning given such term in Section 5.08.

          "Available Inventory" shall mean, on any date, the lesser of (i) an amount equal to (x) the product of (1) 65% multiplied by (2) the sum of Eligible Inventory, less Inventory Reserves, less (y) Rent Reserves and (ii) 85% of the product of (x) the Net Recovery Rate in effect for the Inventory (based on the then most recent independent inventory appraisal) on such date of determination, multiplied by (y) the aggregate amount of gross domestic Inventory and Mexican Inventory (as reported in accordance with the Borrower's general ledger and inventory system at such date of determination) as set forth in the most recent Borrowing Base Certificate.

          "Available Receivables" shall mean, at any date of determination, an amount equal to 85% of Adjusted Eligible Receivables.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall have the meaning given such term in the Introduction.

          "Borrowing" shall mean (a) the incurrence, conversion or continuation of Tranche A Loans of a single Type made from all the Tranche A Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period and (b) the incurrence of the Tranche B Loan or the conversion or continuation of a portion of the Tranche B Loan having a specified Type and having, in the case of a Eurodollar Borrowing, a specified Interest Period.

          "Borrowing Base" shall mean, on any date, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Agreement) that is equal to the sum of (i) Available Receivables, plus (ii) Available Inventory, plus (iii) the Fixed Asset Component, minus the Carve-Out, minus an amount equal to the excess (if any) of the aggregate amount of Secured Domestic Hedging Obligations (determined on a marked-to-market basis) over $75,000,000; provided that the aggregate amount of the Fixed Asset Component shall at no time account for more than thirty percent (30%) of the aggregate amount of the Borrowing Base (it being understood that, solely for purposes of this proviso, the aggregate amount of the Borrowing Base shall be calculated without giving effect to the deductions described in clauses
(iv) and (v) above). For the avoidance of doubt, for purposes of this definition, (A) the amount described in clause (iii) of the definition of "Carve-Out" shall be deemed at all times to be equal to $35,000,000 and (B) the amount described in clause (iv)(y) of the definition of "Carve-Out" shall be deemed at all times to be equal to $5,000,000.

Borrowing Base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion.

          "Borrowing Base Certificate" shall mean a certificate substantially in the form of an Exhibit E (with such changes therein as may be reasonably required from time to time (upon at least 10 days' notice by the Administrative Agent, except during the continuance of an Event of Default) to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules and collateral reporting requirements as provided for herein, including in Section 5.08.

          "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.04.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the applicable Issuing Lender is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

          "Canadian Dollars" and "C$" mean the lawful money of Canada.

          "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. The amount of obligations of such Person under a Capitalized Lease shall be the capitalized amount thereof determined in accordance with GAAP.

          "Carve-Out" shall mean (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code, (ii) all fees and expenses incurred by a trustee under Section 726(b) of the Bankruptcy Code,
(iii) after the occurrence and during the continuance of an Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases (each, a "Committee") in an aggregate amount not exceeding $35,000,000 and
(iv) all unpaid professional fees and disbursements incurred or accrued by the Borrowers, the Guarantors and any Committees at any time when no Event of Default is continuing, in an aggregate amount not exceeding the sum of (x) such unpaid professional fees and disbursements reflected on the most recent Borrowing Base Certificate delivered to the Administrative Agent prior to any Event of Default that is then continuing and (y) such unpaid professional fees and disbursements incurred or accrued after the date of such Borrowing Base Certificate (but at a time when no Event of Default is continuing) in an aggregate amount under this clause (y) not exceeding $5,000,000 (and with amounts included under this clause (y) to be supported by back-up documentation in respect of the amounts and dates of incurrence of such fees and disbursements), in each of the foregoing clauses (i), (ii), (iii) and (iv), to the extent allowed by the Bankruptcy Court at any time.

          "Cases" shall have the meaning given such term in the Introduction.

          "Cash Collateralization" shall have the meaning given such term in
Section 2.03(j), and "Cash Collateralize" shall have the corresponding meaning.

          "CGMI" shall have the meaning given such term in Section 10.05(a).

          "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or Issuing Lender or by such Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

          "Closing Date" shall mean October 14, 2005, which is the date the Original DIP Credit Agreement was executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 were satisfied or waived, which date occurred not later than 15 days following the entry of the Interim Order.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Collateral" shall mean the "Collateral" as defined in the Security and Pledge Agreement.

          "Commitment" shall mean either a Tranche A Commitment or a Tranche B Commitment.

          "Commitment Fee" shall have the meaning given such term in Section
2.22.

          "Commitment Letter" shall mean that certain Commitment Letter dated September 22, 2005, among JPMCB, JPMorgan, CGMI and the Borrower.

          "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

          "Dilution Factors" shall mean, without duplication (including, without duplication to the deductions taken into account in the calculation of Eligible Receivables), with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Loan Parties.

          "Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales of the Loan Parties for the twelve (12) most recently ended fiscal months, or such other amount as may be otherwise agreed by the Administrative Agent and the Borrower.

          "Dilution Reserve" shall mean, at any date, (i) the amount by which the Dilution Ratio exceeds five percent (5%) multiplied by (ii) the Eligible Receivables on such date.

          "Disclosure Filings" shall mean the following filings made by the Borrower with the Securities and Exchange Commission: (a) the Forms 8-K filed on March 4, 2005, March 22, 2005, May 16, 2005 and June 30, 2005 relating to the restatement of certain financial statements of the Borrower (and any shareholders' litigation arising out of the matters disclosed in such Forms 8-K); (b) the Form 8-K filed on May 13, 2005 relating to certain financial information of the Borrower; (c) the Forms 8-K filed on June 9, 2005, September 8, 2005 and October 3, 2005; (d) the Form 10-K for the year ended December 31, 2004; and (e) the Forms 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005.

          "Disposition" shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment (other than for security or collection in the ordinary course of business), conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Domestic Entities" shall mean the Borrower and its direct and indirect domestic Subsidiaries on a consolidated basis.

          "DPW" shall have the meaning given such term in Section 10.05(a).

          "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000, (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under
Section 4975 of the Code or Section 406 of ERISA, (iii) an Affiliate of the assignor Lender, (iv) an Approved Fund and (v) any other Person reasonably satisfactory to the Administrative Agent.

          "Eligible Equipment" shall mean, on any date of determination, the aggregate value (as reflected on the accounting records of the Borrower or the applicable Guarantor and consistent with such Person's current and historical accounting practices) at such date of all Qualified Equipment and Machinery owned by the Borrower and the Guarantors and located in any jurisdiction in the United States of America as to which Qualified Equipment and Machinery appropriate UCC financing statements have been filed naming the Borrower or the applicable Guarantor as "debtor" and JPMorgan Chase Bank, N.A., as Administrative Agent, as "secured party". As used herein, the term "Qualified Equipment and Machinery" means, with respect to the Borrower or any Guarantor, all Equipment that is owned solely by such Person and as to which such Person has good, valid and marketable and unencumbered title; provided that no Equipment shall be considered for inclusion as Qualified Equipment and Machinery until (i) a collateral review of such Equipment shall have been performed by the Agents or their representatives (the fees and expenses associated with such review to be paid by the Borrower in accordance with the terms of this Agreement) and (ii) the Administrative Agent shall have received a third party appraisal of such Equipment in form and substance, and prepared by an independent appraisal firm, reasonably satisfactory to the Administrative Agent (the fees and expenses associated with such appraisal to be paid by the Borrower in accordance with the terms of this Agreement).

          "Eligible Inventory" shall mean, at the time of any determination thereof, without duplication, the Inventory Value of the Loan Parties at such time that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (m) below. Criteria and eligibility standards used in determining Eligible Inventory may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

     (a) a Loan Party does not have good, valid and unencumbered title thereto, subject only to Liens permitted under clause (v) or (vi) of Section 6.01; or

     (b) it is not located in the United States or, solely in the case of Inventory that qualifies as Mexican Inventory, Mexico; or

     (c) it is not either (i) located on property owned by a Loan Party, (ii) Mexican Inventory or (iii) located in a third party warehouse or at a third party processor or (except in the case of consigned Inventory, which is covered by clause (f) below) in another location not owned by a Loan Party (it being understood that the Borrower will provide its best estimate of the value of such Inventory to be agreed to by the Administrative Agent and reflected in the Borrowing Base Certificate), and either (A) is not covered by a Landlord Lien Waiver, (B) a Rent Reserve has not been taken with respect to such Inventory or (C) is not subject to an enforceable agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the relevant Loan Party has validly assigned its access rights to such Inventory and property to the Administrative Agent; or

     (d) it is operating supplies, labels, packaging or shipping materials, cartons, repair parts, labels or miscellaneous spare parts, nonproductive stores inventory and other such materials, in each case not considered used for sale in the ordinary course of business of the Loan Parties by the Administrative Agent in its reasonable discretion from time to time; or

     (e) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent; or

     (f) it is consigned at a customer, supplier or contractor location but still accounted for in the Loan Party's inventory balance (it being understood that the Mexican Inventory shall not be excluded pursuant to this clause (f)); provided that a portion of the Loan Parties' consigned Inventory (not to exceed 50%) may be included in "Eligible Inventory" in the Administrative Agent's discretion to the extent such consigned Inventory is (i) on or after January 30, 2006, subject to an agreement (in form and substance reasonably satisfactory to the Administrative Agent) pursuant to which the relevant Loan Party has validly assigned its access rights to such Inventory and property to the Administrative Agent and (ii) otherwise eligible for inclusion in the Borrowing Base; or

     (g) it is Inventory (other than Mexican Inventory) that is in-transit to or from a location not leased or owned by a Loan Party (it being understood that the Borrower will provide its best estimate of the value of all such Inventory and all Mexican Inventory in-transit, which estimate is to be reflected in the Borrowing Base Certificate); or

     (h) it is obsolete, slow-moving, nonconforming or unmerchantable or is identified as a write-off, overstock or excess by a Loan Party, or does not otherwise conform to the representations and warranties contained in this Agreement and the other Loan Documents applicable to Inventory; provided that a portion of the Loan Parties' reserve for such Inventory (not to exceed 50%) may be included in "Eligible Inventory" in the Administrative Agent's reasonable discretion to the extent such Inventory is otherwise eligible for inclusion in the Borrowing Base; or

     (i) it is Inventory used as a sample or prototype, display or display item; or

     (j) to the extent of any portion of Inventory Value thereof attributable to intercompany profit among Loan Parties or their affiliates (it being understood that the Borrower will provide its best estimate of the value of such Inventory Value to be agreed by the Administrative Agent and reflected in the Borrowing Base Certificate); or

     (k) any Inventory that is damaged, defective or marked for return to vendor, has been deemed by a Loan Party to require rework or is being held for quality control purposes; provided that a portion (not to exceed 25%) of the book value of core Inventory that is held for scrap value recovery at a location of Automotive Holdings Group may be included in "Eligible Inventory" in the Administrative Agent's reasonable discretion to the extent such Inventory is otherwise eligible for inclusion in the Borrowing Base; or

     (l) such Inventory does not meet all material applicable standards imposed by any Governmental Authority having regulatory authority over it.

          "Eligible Real Estate" shall mean, on any date of determination, the aggregate value (as reflected on the accounting records of the Borrower or the applicable Guarantor and consistent with such Person's current and historical accounting practices) at such date of all Qualified Real Estate owned by the Borrower and the Guarantors and located in any jurisdiction in the United States of America as to which Qualified Real Estate (x) an appropriate mortgage, deed of trust or deed to secure debt has been recorded, to the extent required to be recorded pursuant Section 2.25(b), naming the Borrower or the applicable Guarantor as "mortgagor" or "trustor" and JPMorgan Chase Bank, N.A., as Administrative Agent, as "mortgagee" or "beneficiary" and (y) UCC financing statements have been filed naming the Borrower or the applicable Guarantor as "debtor" and JPMorgan Chase Bank, N.A., as Administrative Agent, as "secured party". As used herein, the term "Qualified Real Estate" means, with respect to the Borrower or any Guarantor, all real property that is owned solely by such Person and as to which such Person has good, valid and marketable and unencumbered title; provided that no real property shall be considered for inclusion as Qualified Real Estate until (i) a collateral review of such real property shall have been performed by the Agents or their representatives (the fees and expenses associated with such review to be paid by the Borrower in accordance with the terms of this Agreement) and (ii) the Administrative Agent shall have received a third party appraisal of such real property in form and substance, and prepared by an independent appraisal firm, reasonably satisfactory to the Administrative Agent (the fees and expenses associated with such appraisal to be paid by the Borrower in accordance with the terms of this Agreement).

          "Eligible Receivables" means, at the time of any determination thereof, each Account that satisfies the following criteria: such Account (i) has been invoiced to, and represents the bona fide amounts due to a Loan Party from, the purchaser of goods or services, in each case originated in the ordinary course of business of such Loan Party and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses
(a) through (t) below. Without limiting the foregoing, to qualify as Eligible Receivables, an Account shall indicate no person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (A) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (B) without duplication, the aggregate amount of all limits and deductions provided for in this definition and elsewhere in this Agreement, if any, and (C) the aggregate amount of all cash received in respect of such Account but not yet applied by a Loan Party to reduce the amount of such Account. Criteria and eligibility standards used in determining Eligible Receivables may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Receivable if, without duplication:

     (a) (i) a Loan Party does not have sole lawful and absolute title to such Account (subject only to Liens permitted under clause (v) or (vi) of Section 6.01) or (ii) the goods sold with respect to such Account have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than a Loan Party has or has purported to have an ownership interest in such goods; or

     (b) (i) it is unpaid more than 90 days from the original date of invoice or 60 days from the original due date or (ii) it has been written off the books of a Loan Party or has been otherwise designated on such books as uncollectible; or

     (c) more than 50% in face amount of all Accounts of the same Account Debtor are ineligible pursuant to clause (b) above; or

     (d) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind (other than postpetition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent); or

     (e) the Account is not (i) payable in Dollars or Canadian Dollars or (ii) the Account Debtor is either not organized under the laws of the United States of America, any state thereof, or the District of Columbia, or Canada or any province thereof or is located outside or has its principal place of business or substantially all of its assets outside the United States or Canada, unless, in each case, such Account is supported by a letter of credit from an institution and in form and substance satisfactory to the Administrative Agent in its sole discretion; provided that Accounts in an aggregate amount not exceeding $50,000,000 of Account Debtors that (x) are not organized under the laws of the United States of America, any state thereof, the District of Columbia, or Canada or any province thereof or (y) are located outside or have their respective principal places of business or substantially all of their assets outside the United States or Canada may be included in "Eligible Receivables" in the Administrative Agent's reasonable discretion to the extent such Accounts are otherwise eligible for inclusion in the Borrowing Base; or

     (f) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the relevant Loan Party duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent; or

     (g) the Account is subject to any security deposit (to the extent received from the applicable Account Debtor), progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor, in each case to the extent thereof; or

     (h) (i) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, subject to no other Liens other than Liens permitted by this

          Agreement or (ii) it does not otherwise conform in all material respects to the representations and warranties contained in this Agreement and the other Loan Documents relating to Accounts; or

     (i) (i) such Account was invoiced in advance of goods or services provided, (ii) such Account was invoiced twice or more, or (iii) the associated revenue has not been earned; or

     (j) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other agreement providing for repurchases or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

     (k) the goods giving rise to such Account have not been shipped and/or title has not been transferred to the Account Debtor, or the Account represents a progress-billing or otherwise does not represent a complete sale; for purposes hereof, "progress-billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the completion by a Loan Party of any further performance under the contract or agreement; or

     (l) it arises out of a sale made by a Loan Party to an employee, officer, agent, director, Subsidiary or Affiliate of a Loan Party; or

     (m) such Account was not paid in full, and a Loan Party created a new receivable for the unpaid portion of the Account, and other Accounts constituting chargebacks, debit memos and other adjustments for unauthorized deductions; or

     (n) the Account Debtor (i) has or has asserted a right of set-off against a Loan Party (unless such Account Debtor has entered into a written agreement reasonably satisfactory to the Administrative Agent to waive such set-off rights) or (ii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account or any other Account of a Loan Party which has not been resolved, in each case, without duplication, only to the extent of the amount of such actual or asserted right of set-off, or the amount of such dispute or claim, as the case may be (except to the extent that such right of set-off (x) may not be exercised as a result of the automatic stay pursuant to Section 362 of the Bankruptcy Code or (y) otherwise may not be currently exercised pursuant to the terms of the Final Order); or

     (o) the Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation, the Federal Consumer Credit Protection Act, Federal Truth in Lending Act and Regulation Z; or

     (p) as to any Account, to the extent that (i) a check, promissory note, draft, trade acceptance or other Instrument for the payment of money has been received, presented for payment and returned uncollected for any reason or (ii) such Account is otherwise classified as a note receivable and the obligation with respect thereto is evidenced by a promissory note or other debt instrument or agreement; or

     (q) the Account is created on cash on delivery terms, or on extended terms and is due and payable more than 90 days from the invoice date; or

     (r) the Account represents tooling receivables related to tooling that has not been completed or received by a Loan Party and approved and accepted by the applicable customer.

Notwithstanding the forgoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate, exceed (i) 25% in the case of GM Receivables, (ii) 20% in respect of any other Account Debtor whose securities are rated Investment Grade or (iii) 10% in respect of all other Account Debtors, of the total amount of all Eligible Receivables at the time of any determination shall be deemed not to be Eligible Receivables to the extent of such excess. In addition, in determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days from the date of invoice or more than 60 days from the due date pursuant to clause (b) above there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days from the date of invoice or more than 60 days from the due date.

          "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

          "Equipment" shall have the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Event of Default" shall have the meaning given such term in Section
7.

          "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise, or similar taxes imposed on (or measured by) its net income as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) any withholding tax that would have been imposed had such payment been made to such Lender at the time such Lender became a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Sections 2.18(e) and (f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

          "Existing Agreement" shall mean the 5-Year Third Amended and Restated Credit Agreement dated as of June 14, 2005 among the Borrower, the Existing Lenders and the Existing Agent, as amended, restated, or otherwise modified from time to time, and shall include all of the agreements providing guaranties by the Existing Guarantors and granting security interests and Liens in property and assets of the Borrower and the Existing Guarantors to the Existing Agent or the Existing Lenders, including the security agreements and other agreements listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Existing Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

          "Existing Agent" shall mean JPMCB, in its capacity as administrative agent under the Existing Agreement, and its successors in such capacity.

          "Existing Collateral" shall mean the "Collateral" as defined in the Existing Agreement.

          "Existing Guarantors" shall mean the Subsidiaries of the Borrower that provided guarantees of the Borrower's obligations under the Existing Credit Agreement.

          "Existing Indebtedness" shall mean Indebtedness and other obligations incurred by the Borrower and the Existing Guarantors under the Existing Agreement.

          "Existing Lenders" shall mean the lenders from time to time holding Existing Indebtedness.

          "Existing Letters of Credit" means all outstanding letters of credit previously issued by JPMCB, as issuing lender under the Existing DIP Credit Agreement.

          "Facility Availability Amount" means, at any time, an amount equal to
(A) the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base, MINUS (B) the sum of the aggregate principal amount of the outstanding Tranche A Loans, plus the aggregate principal amount of the outstanding Tranche B Loans, plus the LC Exposure, PLUS (C) an amount (up to a maximum of $500,000,000) equal to the excess (if any) of the unrestricted cash reflected on the consolidated balance sheet of the Borrower and its Subsidiaries then most recently delivered to the Lenders over $500,000,000.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.21, 2.22 and 2.23.

          "Filing Date" shall mean October 8, 2005.

          "Final Order" shall have the meaning given such term in Section 4.02(d). The Final order as entered by the Bankruptcy Court on October 28, 2005 is attached hereto as Exhibit A-2.

          "Financial Officer" shall mean the chief financial officer, chief restructuring officer or treasurer of the Borrower.

          "Fixed Asset Component" shall mean, on any date, an amount equal to the sum of (i) 80% of the Net Orderly Liquidation Value of Eligible Equipment plus (ii) 50% of the fair market value of Eligible Real Estate (as set forth in the most recent third party real estate appraisal in form and substance, and prepared by an independent appraisal firm, reasonably satisfactory to the Administrative Agent ) less (iii) reserves as are deemed necessary from time to time by the Administrative Agent in its reasonable discretion, including a reserve in respect of matters disclosed in the environmental consultant report required to be delivered pursuant to Section 5.12.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located and that is not a "United States Person" as defined in Section 7701(a)(30) of the Code. For purposes of this definition and Sections 2.18(e) and (f), the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Receivables Financing" means Indebtedness and other financings relating to securitizations and factoring arrangements entered into by any of the Foreign Subsidiaries.

          "Foreign Subsidiary" shall mean any direct or indirect non-U.S. Subsidiary of the Borrower.

          "Foreign Subsidiary Debt Limit" shall have the meaning given such term in Section 6.03.

          "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.03.

          "Global EBITDAR" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Global Entities for such period, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication, the sum of (i) income tax expense,
(ii) interest expense, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iv) depreciation and amortization expense, (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (vi) any extraordinary, unusual or non recurring non cash expenses or losses (including to the extent constituting Restructuring Costs) and one-time write-downs of assets, (vii) any expenses accounted by the Borrower or any of it Subsidiaries in such period for post-employment benefits under FAS 106, (viii) any cash Restructuring Costs of the Borrower and its Subsidiaries in an aggregate amount not exceeding (x) for each four fiscal quarter period ending December 31, 2005, March 31, 2006, September 30, 2006 and December 31, 2006, $175,000,000 and (y) for any four fiscal quarter period ending in 2007, $100,000,000, (ix) professional fees and other "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") attributable to the Borrower and the Guarantors for such period as shown on the Borrower's consolidated statement of income for such period, and
(x) the cumulative effect of any change in accounting principles minus (b) to the extent included in the calculation of consolidated net income, the sum of
(1) interest income, (2) any extraordinary, unusual or non-recurring gains, all as determined on a consolidated basis and (3) any cash payments made during such period in respect of expenses described in clause (vii) above taken in such period.

          "Global Entities" shall mean the Borrower and all of its direct and indirect Subsidiaries, on a consolidated basis.

          "GM Receivables" shall mean any Accounts owing from General Motors Corporation and its Affiliates.

          "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantor" shall have the meaning set forth in the Introduction.

          "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreements" shall mean (x) foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest or exchange rates, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts designed to hedge against fluctuations in interest rates and (z) commodity price protection agreements or other commodity price hedging arrangements.

          "Indebtedness" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, trade payables that are not more than 90 days past due (or that are more than 90 days past due, if the validity or amount thereof is being contested in good faith and by appropriate proceedings or if such Person shall have set aside on its books adequate reserves therefor in accordance with GAAP) and expense accruals and deferred compensation items arising in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds and completion guarantees arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, in which case such Indebtedness shall be limited to the value of the property), (v) all obligations of such Person under Capitalized Leases, (vi) (A) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and (B) all obligations of such Person in respect of Hedging Agreements; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, such Indebtedness referred to in this clause
(viii) shall be the lesser of the value of such property on which a Lien is attached or the amount of such Indebtedness.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Indemnitee" shall have the meaning given such term in Section
10.05(b).

          "Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

          "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Election Request" shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan included in any Eurodollar Borrowing, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are converted to Eurodollar Loans pursuant to Section 2.06.

          "Interest Period" shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Eurodollar Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.04 or 2.06; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

          "Interim Order" shall have the meaning given such term in Section 4.01(b).

          "Inventory" shall have the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Inventory Reserves" shall mean reserves against Inventory equal to the sum of the following:

     (a) an unrecorded book to physical inventory reduction determined by the Borrower based on its most recent physical inventory or cycle counts or as otherwise determined by the Administrative Agent in its reasonable discretion;

     (b) a revaluation reserve whereby favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory;

     (c) a lower of cost or market value reserve for any differences between a Loan Party's actual cost to produce versus its selling price to third parties, as calculated on a quarterly basis;

     (d) a reserve in an amount equal to five percent (5%) of the Eligible Inventory that is Mexican Inventory; provided that such percentage may be increased from time to time by the Administrative Agent in its reasonable discretion; and

     (e) any other reserve as deemed necessary from time to time by the Administrative Agent in its reasonable discretion.

          "Inventory Value" shall mean with respect to any Inventory of a Loan Party at the time of any determination thereof, the standard cost carried on the general ledger or inventory system of such Loan Party stated on a basis consistent with its current and historical accounting practices, in Dollars, determined in accordance with the standard cost method of accounting less, without duplication, (i) any markup on Inventory from an affiliate and (ii) in the event variances under the standard cost method are expensed, a reserve reasonably determined by the Administrative Agent as appropriate in order to adjust the standard cost of Eligible Inventory to approximate actual cost.

          "Investment Credit" shall mean the amount of dividends, distributions, returns of equity, repayments of advances or similar payments paid to the Borrower or any of the Guarantors during the term of this Agreement by any Person in which Investments may be made under Section 6.09(ix).

          "Investment Grade" shall mean a rating established by a third party rating agency, equivalent to 'BBB-' by S&P or 'Baa3' by Moody's, or better.

          "Investments" shall have the meaning given such term in Section 6.09.

          "Issuing Lender" shall mean JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.03(i) and such other Lenders (which other Lenders shall be reasonably satisfactory to the Administrative Agent) as may agree with the Borrower to act in such capacity. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "JPMorgan" shall have the meaning given such term in Section 10.05(a).

          "JPMCB" shall have the meaning given such term in the Introduction.

          "Landlord Lien Waiver" shall mean a written agreement that is reasonably acceptable to the Administrative Agent, pursuant to which a Person shall waive or subordinate its rights (if any, that are or would be prior to the Liens granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents) and claims as landlord in any Inventory of a Loan Party for unpaid rents, grant access to the Administrative Agent for the repossession and sale of such inventory and make other agreements relative thereto.

          "LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

The LC Exposure of any Tranche A Lender at any time shall be its Tranche A Commitment Percentage of the LC Exposure at such time.

          "Lenders" shall have the meaning set forth in the Introduction.

          "Letter of Credit" shall mean (a) the Existing Letters of Credit and
(b) any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) an import documentary or a standby letter of credit, (ii) issued for purposes that are consistent with the provisions of this Agreement (including Section 3.09), (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender.

          "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Administrative Agent maintained at the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 designated as the "Delphi Letter of Credit Account" that shall be used solely for the purposes set forth herein.

          "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.23.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean (a) any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind whatsoever, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" shall mean, collectively, the Tranche A Loans and the Tranche B Loan.

          "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered by the Borrower or any Guarantor to the Administrative Agent or any Lender in connection herewith.

          "Loan Parties" shall mean the Borrower and the Guarantors.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, financial condition, operations or assets of (i) the Domestic Entities taken as a whole or (ii) the Global Entities taken as a whole, (b) the validity or enforceability of this Agreement or any other Loan Documents or (c) the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder; provided that (x) the failure to make a contribution to any Plan and any Lien resulting therefrom that arises pursuant to Section 412(n) of the Code shall not be considered to have such a material adverse effect, so long as (1) any such Lien encumbering assets of a Domestic Entity shall be permitted under
Section 6.01(xviii) and (2) any such Lien encumbering assets of a Foreign Subsidiary shall be permitted under Section 6.01(xix), it being understood that subsequent events, developments and circumstances relating to such failure to make a contribution to a Plan and the resulting Liens may be considered in determining whether such subsequent events, developments and circumstances have had or could reasonably be expected to have such a material adverse effect, (y) events, developments and circumstances disclosed in the Disclosure Filings and any information disclosed to the Lenders prior to the Closing Date shall not be considered to have such a material adverse effect, although subsequent events, developments and circumstances relating to such disclosed matters which reveal material adverse changes in such disclosed matters may be considered in determining whether such subsequent events, developments and circumstances have had or could reasonably be expected to have such a material adverse effect and
(z) the commencement of the Cases and the consequences that customarily result therefrom shall not be considered to have such a material adverse effect.

          "Maturity Date" shall mean October 8, 2007.

          "Mexican Inventory" shall mean Inventory that is owned by a Loan Party and has been consigned to a Mexican Subsidiary of the Borrower; provided that no Inventory shall qualify as Mexican Inventory unless (i) the rights of the Loan Parties under the agreements pursuant to which such Inventory is so consigned are subject to a first priority Lien in favor of the Administrative Agent and
(ii) such Inventory is (x) located at a plant owned by the Borrower or its Subsidiaries, (y) in-transit between such a plant and a location owned or leased by a Loan Party or (z) located on property as to which an enforceable power of attorney and other requisite documentation (in each case in form and substance reasonably satisfactory to the Administrative Agent) providing the Administrative Agent rights of access to such Inventory has been delivered to the Administrative Agent.

          "Minority Lenders" shall have the meaning given such term in Section 10.09.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" shall mean in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Permitted Investments, net of attorneys' fees, accountants' fees, investment banking fees, commissions, premiums, amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to the Security and Pledge Agreement) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and a reasonable reserve for purchase price adjustments and indemnification payments that could reasonably be expected to arise during the term of the Tranche A Loans and the Tranche B Loans; provided that in the case of any Asset Sale or Recovery Event in respect of which the Net Cash Proceeds do not exceed $2,500,000, such Net Cash Proceeds shall not be deemed to constitute "Net Cash Proceeds" for purposes of Section
2.13 until the aggregate amount of all such excluded Net Cash Proceeds is at least $10,000,000.

          "Net Orderly Liquidation Value" shall mean, with respect to Inventory or Equipment, as the case may be, the orderly liquidation value with respect to such Inventory or Equipment, net of expenses estimated to be incurred in connection with such liquidation, based on the most recent third party appraisal in form and substance, and by an independent appraisal firm, reasonably satisfactory to the Administrative Agent.

          "Net Recovery Rate" shall mean, with respect to Inventory at any time, the quotient (expressed as a percentage) of (i) the Net Orderly Liquidation Value of all Inventory owned by the Borrower and the Guarantors divided by (ii) the gross inventory cost of such Inventory, determined on the basis of the then most recently conducted third party inventory appraisal in form and substance, and performed by an independent appraisal firm, reasonably satisfactory to the Administrative Agent.

          "Non-Filed Domestic Entity" means any Domestic Entity that is not a Guarantor.

          "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Administrative Agent under the Loan Documents.

          "Orders" shall mean the Interim Order and the Final Order.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Participant" shall have the meaning given such term in Section 10.03(d).

          "Patriot Act" shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

          "Permitted Investments" shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bank notes having maturities of 270 days or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through
(f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; or (i) in the case of any Foreign Subsidiary, (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), or (y) investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, with references in clauses (a), (b) and (d) above to the "United States" being understood to mean the sovereign nation in which such Foreign Subsidiary is organized or conducting business or other jurisdiction sharing the same currency as such sovereign nation.

          "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA or a member of its "controlled group" as defined in Section 4001(a)(14) of ERISA.

          "Prepayment Date" shall mean the date that is forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period, or if the Final Order as entered by the Bankruptcy Court does not authorize (i) credit extensions under this Agreement of up to $2,000,000,000 and (ii) such changes to the Loan Documents as the Administrative Agent and the Arrangers may reasonably determine are advisable in order to ensure a successful syndication of the loan facilities hereunder (subject to any limitations on such changes contained in the fee letter referred to in Section 2.21).

          "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Guarantor, in each case in an amount in excess of $5,000,000.

          "Reduced Availability Period" shall have the meaning given such term in Section 5.08.

          "Register" shall have the meaning given such term in Section 10.03(b)(iv).

          "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Rent Reserve" shall mean, with respect to any plant, warehouse distribution center or other operating facility where any Inventory subject to landlords' Liens or other Liens arising by operation of law is located, a reserve equal to one (1) month's rent at such plant, warehouse distribution center, or other operating facility, and such other reserve amounts that may be determined by the Administrative Agent in its reasonable discretion.

          "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

          "Required Lenders" shall mean, at any time, Lenders having Tranche A Commitments at such time (or, if the Total Tranche A Commitment has been terminated, Lenders holding Tranche A Loans and LC Exposure at such time) and Lenders holding a portion of the Tranche B Loan at such time (or, if the Tranche B Loan is not outstanding, Lenders holding Tranche B Commitments at such time) representing in excess of 50% of the sum of the Total Tranche A Commitment at such time (or, if the Total Tranche A Commitment has been terminated, the Tranche A Total Commitment Usage at such time) plus the Total Tranche B Commitment at such time.

          "Restructuring Costs" shall mean any and all of (i) the costs and expenses of restructuring, consolidating or closing of any of the plants, facilities or offices of the Borrower or any of its Subsidiaries, (ii) the costs of severance or other similar payments relating to the termination of employees at such plants, facilities or offices, (iii) machine transfer costs or any similar such costs at such plants, facilities or offices, (iv) costs and expenses in respect of the termination or settlement of executory contracts and
(v) other non-cash charges in respect of other pre-petition obligations.

          "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Secured Domestic Hedging Obligations" shall mean on any date, all obligations of the Borrowers and the Guarantors in respect of Hedging Agreements, which obligations are secured by a Lien on any asset of any Domestic Entity.

          "Secured Obligations" shall have the meaning set forth in the Security and Pledge Agreement.

          "Security and Pledge Agreement" shall mean the Amended and Restated Security and Pledge Agreement dated as of the date hereof in substantially the form of Exhibit B.

          "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for employees of the Borrower or an ERISA Affiliate.

          "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" shall mean, with respect to any Person (in this definition referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Super-majority Lenders" shall have the meaning given such term in
Section 10.09.

          "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

          "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, or (ii) the imposition of any Withdrawal Liability on the Borrower or any ERISA Affiliate, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

          "Total Commitment" shall mean, at any time, the sum of the Total Tranche A Commitment and the Total Tranche B Commitment at such time.

          "Total Commitment Percentage" shall mean at any time, with respect to each Tranche A Lender or Tranche B Lender, the percentage obtained by dividing such Lender's Tranche A Commitment and/or Tranche B Commitment, as the case may be, by the Total Commitment at such time.

          "Total Commitment Usage" shall mean, at any time, the sum of the Tranche A Total Commitment Usage and the outstanding principal amount of the Tranche B Loan.

          "Total Tranche A Commitment" shall mean, any time, the sum of the Tranche A Commitments at such time.

          "Total Tranche B Commitment" shall mean, at any time, (i) prior to the funding of the Tranche B Loan pursuant to Section 2.01(b), the sum of the Tranche B Commitments at such time and (ii) on and after funding of the Tranche B Loan pursuant to 2.01(b), the outstanding principal amount of the Tranche B Loan at such time.

          "Tranche A Commitment" shall mean the commitment of each Tranche A Lender to make Tranche A Loans hereunder in the amount set forth opposite its name in Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be, and as may be reduced from time to time pursuant to Sections 2.12 and 2.13. The initial aggregate amount of the Tranche A Commitment is $1,750,000,000.

          "Tranche A Commitment Percentage" shall mean, at any time, with respect to each Tranche A Lender, the percentage obtained by dividing its Tranche A Commitment at such time by the Total Tranche A Commitment or, if the Tranche A Commitments have been terminated, the Tranche A Commitment Percentage of each Tranche A Lender that existed immediately prior to such termination.

          "Tranche A Lender" shall mean each Lender having a Tranche A
Commitment.

          "Tranche A Loan" shall have the meaning set forth in Section 2.01(a).

          "Tranche A Total Commitment Usage" shall mean, at any time, the sum of
(i) the aggregate outstanding principal amount of all Tranche A Loans and (ii) the aggregate LC Exposure at such time.

          "Tranche B Commitment" shall mean the commitment of each Tranche B Lender to make such amount of the Tranche B Loan hereunder in the amount set forth opposite its name on Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be and as the same may be reduced from time to time pursuant to the last sentence of Section 2.01(b) and Sections 2.12 and 2.13. The initial aggregate amount of the Tranche B Commitment is $250,000,000.

          "Tranche B Commitment Percentage" shall mean, at any time, with respect to each Tranche B Lender, the percentage obtained by dividing its Tranche B Commitment at such time by the Total Tranche B Commitment.

          "Tranche B Lender" shall mean each Lender having a Tranche B
Commitment.

          "Tranche B Loan" shall have the meaning set forth in Section 2.01(b).

          "Transactions" shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the request for and issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document.

          "Uncollateralized LC Exposure" shall mean, at any time, (i) the aggregate LC Exposure at such time less (ii) the aggregate LC Exposure for which Cash Collateralization has been made in accordance with Section 2.03(j) prior to such time and which Cash Collateralization is in effect at such time.

          "Unused Total Tranche A Commitment" shall mean, at any time, (i) the Total Tranche A Commitment less (ii) the Tranche A Total Commitment Usage.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

          "Wholly-Owned" shall mean, as to any Guarantor (or any other Subsidiary of the Borrower), any other Person all of the capital stock (or other equivalent ownership interests) of which (other than directors' qualifying shares or nominal shares held by employees, in each case as required by law) is owned by such Guarantor (or such other Subsidiary of the Borrower) directly and or through other Wholly-Owned Subsidiaries.

     SECTION 1.02 TERMS GENERALLY. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) When a change in any amount, percentage, reserve, eligibility criteria or other item in the definitions of the terms "Borrowing Base", "Eligible Inventory", "Eligible Receivables", "Fixed Asset Component", "Inventory Reserves" and "Rent Reserve" is to be determined in the Administrative Agent's "reasonable discretion", such change shall become effective on the date that is ten (10) days after delivery of a written notice thereof to the Borrower (a "Borrowing Base Change Notice"), or immediately, without prior written notice, during the continuance of an Event of Default; provided that (regardless of whether an Event of Default is continuing) no change set forth in a Borrowing Base Change Notice shall be required to be reflected in the next Borrowing Base Certificate delivered by the Borrower if such Borrowing Base Change Notice is delivered to the Borrower less than ten (10) days prior to the date such Borrowing Base Certificate is required to be delivered hereunder.

     SECTION 1.03 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall been withdrawn or such provision amended in accordance herewith.

SECTION 2. AMOUNT AND TERMS OF CREDIT

     SECTION 2.01 COMMITMENTS OF THE LENDERS.

          (a) Tranche A Revolving Commitment. (i) Each Tranche A Lender severally and not jointly with the other Tranche A Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Tranche A Loan" and collectively, the "Tranche A Loans") to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not to exceed, when added to its LC Exposure, the Tranche A Commitment of such Lender, which Tranche A Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided that
(x) at no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then LC Exposure exceed the Total Tranche A Commitment at such time and (y) at no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then LC Exposure plus the then outstanding aggregate principal amount of the Tranche B Loans exceed the lesser of (i) the Total Commitment at such time and (ii) (A) prior to the entry of the Final Order, the amount permitted by the Interim Order and (B) from and after the entry of the Final Order, the Borrowing Base.

               (ii) Each Borrowing of a Tranche A Loan shall be made by the Tranche A Lenders pro rata in accordance with their respective Tranche A Commitments; provided, however, that the failure of any Tranche A Lender to make any Tranche A Loan shall not relieve the other Tranche A Lenders of their obligations to lend.

          (b) Tranche B Term Loan Commitment. (i) Each Tranche B Lender, severally and not jointly with the other Tranche B Lenders agrees, upon the satisfaction (or waiver) of the conditions set forth in Section 4.03 and upon the other terms and subject to the conditions herein set forth, to make available to the Borrower term loans in an aggregate principal amount equal to such Tranche B Lender's Tranche B Commitment (all such loans, collectively, the "Tranche B Loan") provided that at no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then LC Exposure plus the then outstanding aggregate principal amount of the Tranche B Loans exceed the lesser of (i) the Total Commitment at such time and (ii) (A) prior to the entry of the Final Order, the amount permitted by the Interim Order and (B) from and after the entry of the Final Order, the Borrowing Base. Once repaid, the Tranche B

Loan may not be reborrowed and the Total Tranche B Commitment shall be automatically and permanently reduced by an amount equal to the amount so repaid.

               (ii) The Tranche B Loan shall be made by the Tranche B Lenders pro rata in accordance with their respective Tranche B Commitment; provided, however, that the failure of any Tranche B Lender to make its Tranche B Loan shall not in itself relieve the other Tranche B Lenders of their obligations to lend.

          (c) Other than as otherwise provided in Section 2.04(b), each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (d) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000 provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total Tranche A Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(e). Borrowings of more than one Type may be outstanding at the same time.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.02 RESERVED.

     SECTION 2.03 LETTERS OF CREDIT. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Lender, and the Issuing Lender hereby agrees to issue such requested Letters of Credit, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. At no time shall a Letter of Credit be issued if
(x) the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the LC Exposure (inclusive of the amount of such proposed Letter of Credit) would exceed the Total Tranche A Commitment at such time or (y) the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then LC Exposure (inclusive of the amount of such proposed Letter of Credit) plus the then outstanding aggregate principal amount of the Tranche B Loans would exceed the lesser of (i) the Total Commitment at such time and (ii) (A) prior to the entry of the Final Order, the amount permitted by the Interim Order and (B) from and after the entry of the Final Order, the Borrowing Base.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Person for whose account such Letter of Credit shall be issued, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the LC Exposure shall not exceed $325,000,000. No Issuing Lender shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur if such Issuing Lender has received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance, renewal, extension or amendment have not been met.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) 180 days after the Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

          (d) Participations. By the issuance (or, in the case of an Existing Letter of Credit, the deemed issuance) of a Letter of Credit (or an amendment to a Letter of Credit including any amendment increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Tranche A Lenders, the Issuing Lender hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Tranche A Lender's Tranche A Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent. for the account of the Issuing Lender, such Tranche A Lender's Tranche A Commitment Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence of an Event of

Default or reduction or termination of the Tranche A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit (including any Letter of Credit issued for the account of any Subsidiary), the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided, that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04(a) that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Tranche A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Tranche A Lender's Tranche A Commitment Percentage thereof. Promptly following receipt of such notice, each Tranche A Lender shall pay to the Administrative Agent its Tranche A Commitment Percentage of the payment then due to the Issuing Lender from the Borrower, in the same manner as provided in Section 2.05 with respect to Tranche A Loans made by such Tranche A Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Tranche A Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Tranche A Lenders and the Issuing Lender as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Tranche A Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Tranche A Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit

(including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided, that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Lender, its directors, officers, employees or affiliates (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Tranche A Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided, that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.09 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Tranche A Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for the account of such Tranche A Lender to the extent of such payment.

          (i) Replacement of the Issuing Lender. An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Tranche A Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.22. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of a Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Replacement of Letters of Credit; Cash Collateralization. Upon or prior to the occurrence of the Termination Date the Borrower shall (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Issuing Lender undrawn and marked "cancelled" or, to the extent the Borrower is unable to return any of the Letters of Credit, (ii) either (x) provide one or more "back-to-back" letters of credit to one or more Issuing Lenders in a form reasonably satisfactory to each such Issuing Lender that is a beneficiary of such "back-to-back" letter of credit and the Administrative Agent, issued by a bank reasonably satisfactory to each such Issuing Lender and the Administrative Agent, and/or (y) deposit cash in the Letter of Credit Account, the sum of (x) and (y) of the foregoing sentence to be in an aggregate amount equal to 105% of Uncollateralized LC Exposure as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon and to the extent of the expiration, cancellation or other termination or satisfaction of such reimbursement obligations ("Cash Collateralization"). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole reasonable discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower's risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time and upon expiration or cancellation (or backstop as set forth in clause (x) above) of the related Letter of Credit or other termination or satisfaction of the Borrower's reimbursement obligations with respect thereto, such cash shall be promptly remitted to the Borrower.

          (k) Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Lender shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur if such Issuing Lender has received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance, extension or amendment have not been met, (iii) on each Business

Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the Borrower and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

     SECTION 2.04 REQUESTS FOR BORROWINGS.

          (a) Tranche A Loans. Unless otherwise agreed to by the Administrative Agent in connection with making the initial Loans, to request a Borrowing of Tranche A Loans, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing; provided, that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably acceptable to the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(a):

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.04(a), the Administrative Agent shall advise each Tranche A Lender of the details thereof and of the amount of such Tranche A Lender's Tranche A Loan to be made as part of the requested Borrowing.

          (b) Tranche B Loan. To request the Borrowing of the Tranche B Loan, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and
(a) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time on the date of the proposed Borrowing. Such telephonic notice shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably acceptable to the Administrative Agent and signed by the Borrower. Such telephone and written Borrowing Request shall specify the following information in compliance with Section 2.01:

               (i) the aggregate amount of the requested Borrowing (which shall be the amount of the Total Tranche B Commitment);

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) the portion of the Tranche B Loan that is to initially be an ABR Borrowing and that is to initially be a Eurodollar Borrowing; and

               (iv) in the case of such portion of the Tranche B Loan that is a Eurodollar Borrowing, the initial Interest Period applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the Tranche B Loan shall initially be an ABR Borrowing. If no Interest Period is specified with respect to any portion of the Tranche B Loan that is to initially be a Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of the Borrowing Request in accordance with this Section 2.04(b), the Administrative Agent shall advise each Tranche B Lender of the details thereof and of the amount of such Tranche B Lender's Loan to be made as part of the requested Borrowing (which shall be equal to such Tranche B Lender's Tranche B Commitment).

     SECTION 2.05 FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in
Section 2.03(e) shall be remitted by the Administrative Agent to the Issuing Lender.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.06 INTEREST ELECTIONS. (a) Each Borrowing of Tranche A Loans and the Borrowing of the Tranche B Loan initially shall be of the Type or, in the case of the Tranche B Loan, Types specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowings to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Tranche A Loans or Tranche B Loan, as the case may be, comprising such Borrowing, and the Tranche A Loans and Tranche B Loan, as the case may be, comprising each such Type shall be considered a separate Borrowing.

          (b) To make an Interest Election Request pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04(a) or
Section 2.04(b) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonably acceptable to the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing having an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.07 [RESERVED]

     SECTION 2.08 INTEREST ON LOANS.

          (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 1.75%.

          (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing plus 2.75%.

          (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date and after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.09 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including the reimbursement pursuant to Section 2.03(e) of any LC Disbursements), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) the rate then applicable for such Borrowings plus 2.0% and (y) in the case of all other amounts, the rate applicable for Alternate Base Rate plus 2.0%.

     SECTION 2.10 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.04 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.11 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03 to the extent requested by the Lender assignee) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.12 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least one Business Day's prior written notice to the Administrative Agent. the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Tranche A Commitment and the Total Tranche B Commitment. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Tranche A Commitment, the Borrower shall pay to the Administrative Agent for the account of each Tranche A Lender the Commitment Fee accrued and unpaid on the amount of the Tranche A Commitment of such Tranche A Lender so terminated or reduced through the date thereof. Any reduction of any Commitment pursuant to this Section shall be applied pro rata to reduce the applicable Commitment of each Tranche A Lender or Tranche B Lender, as the case may be.

     SECTION 2.13 MANDATORY PREPAYMENT; COMMITMENT TERMINATION.

          (a) If at any time the aggregate principal amount of the outstanding Tranche A Loans plus the aggregate principal amount of the outstanding Tranche B Loans plus the LC Exposure exceeds the lesser of (x) the Total Commitment at such time and (y) (A) prior to the entry of the Final Order, the amount permitted by the Interim Order and (B) from and after the entry of the Final Order, the Borrowing Base (the "Lesser Amount"), the Borrower will within one Business Day (i) make a prepayment in an amount necessary to cause the aggregate principal amount of the outstanding Tranche A Loans plus the aggregate principal amount of the outstanding Tranche B Loans plus the LC Exposure to be equal to or less than the Lesser Amount, such prepayment to be applied to repay Tranche A Loans (with no corresponding commitment reduction) and/or Tranche B Loans as directed by the Borrower, and (ii) if, after giving effect to the prepayment in full of the Tranche A Loans and the Tranche B Loans, the Uncollateralized LC Exposure exceeds the Lesser Amount, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Uncollateralized LC Exposure so exceeds the Lesser Amount, provided that, if on any date thereafter, the Lesser Amount (as recalculated on such date) exceeds the LC Exposure plus the outstanding Tranche A Loans plus the outstanding Tranche B Loans on such date, any amount deposited into the Letter of Credit Account pursuant to subclause
(ii) above shall be returned to the Borrower.

          (b) If on any date the Borrower or any Guarantor shall receive Net Cash Proceeds from (i) any Asset Sale or (ii) any Recovery Event (except to the extent that Net Cash Proceeds received in connection with such Recovery Event are applied within 180 days of receipt thereof to the replacement or repair of the assets giving rise thereto), and in each case, the aggregate amount of all Net Cash Proceeds from Asset Sales and Recovery Events received by the Borrower and the Guarantors from Asset Sales and Recovery Events occurring on and after the Closing Date exceeds $125,000,000 then (without duplication of any reduction to the Borrowing Base as a result of such Asset Sale or Recovery Event), an amount equal to 66-2/3% of such excess Net Cash Proceeds received on such date shall be promptly, and in any event, within 10 days after such date either (i) first, applied to the prepayment of the Tranche B Loans (with a corresponding permanent reduction of the Total Tranche B Commitments) and second, applied to the prepayment of the Tranche A Loans (with a corresponding permanent reduction of the Total Tranche A Commitments) or (ii) deposited into a cash collateral account maintained with the Administrative Agent for the benefit of the holders of Liens and claims granted under the Final Order in the order of priority set forth therein; provided that the Borrower shall be permitted to request approval of the Bankruptcy Court to use such proceeds in accordance with Section 363 of the Bankruptcy Code so long as such uses are permitted under this Agreement and subject to the rights of parties in interest to contest such request.

          (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall repay the Loans in full.

     SECTION 2.14 OPTIONAL PREPAYMENT OF LOANS.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon written or facsimile notice received by 1:00 p.m. New York City time three Business Days' prior to the proposed date of prepayment and (y) with respect to ABR Loans on the same Business Day upon written or facsimile notice by 12:00 noon New York City time on the proposed date of prepayment; provided, however, that (i) each such partial prepayment (other than a prepayment of all outstanding Tranche A Loans or all outstanding Tranche B Loans) shall be in multiples of $1,000,000 and (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts required by Section 2.17. Any prepayments under this
Section 2.14(a) shall be applied, at the Borrower's option, to (x) repay the outstanding Tranche A Loans of the Tranche A Lenders (with no corresponding reduction in the Total Tranche A Commitments) and (y) repay the Tranche B Loans of the Tranche B Lenders.

          (b) Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, and, subject to the last sentence of this Section 2.14(b), shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment. Notwithstanding anything in this Section 2.14 to the contrary, if the Borrower delivers a notice of prepayment of all (but not less than all) of the outstanding Loans and other Obligations and the termination of all commitments hereunder, such notice may state that it is conditioned upon the effectiveness of other credit facilities or the occurrence of a Change of Control, and in either case, (i) such notice may be revoked by the Borrower by written notice to the Administrative Agent no later than 12 noon New York City time on the specified prepayment date if such condition is not satisfied, and (ii) such prepayment shall be accompanied by the payment of the amounts required by Section 2.17.

     SECTION 2.15 RESERVED.

     SECTION 2.16 INCREASED COSTS. (a) If any Change in Law (except in respect of Taxes (as to which Section 2.18 shall govern)) shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

               (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be prima facie evidence of the obligations of the Borrower hereunder. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof; provided that the failure of the Borrower to pay any amount owing to any Lender or Issuing Lender, as the case may be, pursuant to this Section 2.16 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that the Borrower is contesting in good faith its obligation to pay such amount by ongoing discussion diligently pursued with such Lender or Issuing Lender or by appropriate proceedings.

          (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.17 BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or as provided in the first sentence of Section 2.06(e), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     SECTION 2.18 TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes. If the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Administrative Agent, Lender or Issuing Lender with respect to Indemnified Taxes or Other Taxes (i) that are attributable to a Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (ii) that are withholding taxes that would have been imposed had such payment been made to such Lender at the time such Lender became a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Indemnified Taxes or Other Taxes pursuant to this paragraph.

          (b) In addition but without duplication of any Taxes to be paid pursuant to Section 2.18(a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority

(other than Other Taxes resulting solely from as assignment pursuant to Section 10.03(b) hereof) in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error. Without limiting the Borrower's obligation to indemnify the Administrative Agent, each Lender and each Issuing Lender (for purposes of this sentence, each such party is a "cooperating party") for Indemnified Taxes and Other Taxes hereunder (including in accordance with any time deadlines for such indemnification set forth herein), in the event that the Borrower makes any payment under Section 2.18(a), (b) or (c) with respect to any Tax, the Borrower may, at its own expense, contest the imposition of such Tax with the relevant Governmental Authority in order to obtain a refund thereof, and the relevant cooperating party shall use commercially reasonably efforts to cooperate with the Borrower in its pursuit of any such refund, provided that (i) prior to the Borrower commencing the pursuit of any such refund or any cooperation on the part of the relevant cooperating party, the Borrower has received an opinion of counsel to the effect that there is a substantial likelihood of success in obtaining such refund (such opinion of counsel to be issued by counsel, and in form and substance, satisfactory to the relevant cooperating party) and (ii) no relevant cooperating party shall (x) be required to disclose any confidential information (including tax returns), (y) incur any unreimbursed cost or expense or (z) be otherwise disadvantaged, in each case in connection with such cooperation.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent, for its own account or for the account of the relevant Lender as the case may be, the original or a certified copy of a receipt received by the Borrower evidencing such payment or other evidence of payment reasonably satisfactory to the Administrative Agent. Each Lender represents as of the date such Lender becomes a party to this Agreement that, to the best of its knowledge without having conducted any investigation, except for Other Taxes that may be imposed under the federal, state or local laws of the United States, it is not aware of any Other Taxes with respect to this Agreement or any other Loan Document.

          (e) (i) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8EXP, or, in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a true and accurate statement substantially in the form of Exhibit D and a Form W-8BEN, or any subsequent versions thereof or successors thereto, that the Borrower has no knowledge or reason to know is untrue, properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.

               (ii) Each Lender and Administrative Agent that is a "United States Person", as defined in Section 7701(a)(30) of the Code (other than Persons that are exempt from United States backup withholding tax) shall deliver, at the time(s) and in the manner(s) prescribed by applicable law, to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of a properly completed and duly executed United States Internal Revenue Form W-9 or any subsequent version thereof or successor thereto, certifying that such Lender is exempt from United States backup withholding tax on payments made hereunder.

Such forms shall be delivered by each Lender and the Administrative Agent on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender and the Administrative Agent shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or the Administrative Agent. Each Lender and the Administrative Agent shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender or the Administrative Agent shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

          (f) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower, two copies of such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation in such Lender's judgment and such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund or the equivalent from the relevant Taxing Authority of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund or equivalent to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or equivalent); provided, that the Borrower, upon the request of the

Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund or equivalent to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.19 PAYMENTS GENERALLY; PRO RATA TREATMENT.

          (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and expenses then due hereunder, such funds shall be applied (i) first, towards payment of fees and expenses then due under Sections 2.21 and 10.05, ratably among the parties entitled thereto in accordance with the amounts of fees and expenses then due to such parties, (ii) second, towards payment of interest, Commitment Fees and Letter of Credit Fees then due on account of Tranche A Loans, Tranche B Loans, unreimbursed LC Disbursements and Letters of Credit (including any interest payable pursuant to Section 2.09), ratably among the parties entitled thereto in accordance with the amounts of such interest and fees then due to such parties, (iii) third, towards payment of principal of the Tranche A Loans, Tranche B Loans, and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iv) fourth, towards the Cash Collateralization of Letters of Credit then outstanding in an aggregate amount equal to 105% of the Uncollateralized LC Exposure, provided, however, that the proceeds from the foreclosure of any Collateral shall be applied as set forth in the Security and Pledge Agreement.

          (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such


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

payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (d) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.03(d) and (e), 2.05(b) and 2.19(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.20 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is reasonably anticipated to be required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.16, or if the Borrower is reasonably anticipated to be required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Tranche A Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments reasonably anticipated to be required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such


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

assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.21 CERTAIN FEES. The Borrower shall pay the fees set forth in that certain Second Amended and Restated Fee Letter dated as of October 27, 2005 among JPMCB, JPMorgan, CGMI and the Borrower, to the Persons set forth therein.

     SECTION 2.22 COMMITMENT FEES. The Borrower shall pay to the Tranche A Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Amendment and Restatement Effective Date to the Termination Date or the earlier date of termination of the Tranche A Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three-eighths of one percent (3/8%) per annum on the average daily Unused Total Tranche A Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.12 hereof, upon any reduction or termination in whole or in part of the Total Tranche A Commitment.

     SECTION 2.23 LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Administrative Agent on behalf of the Tranche A Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and three-quarters percent (2.75%) per annum on the daily average LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the Issuing Lender such Issuing Lender's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date.

     SECTION 2.24 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders, as provided herein and in the fee letter described in Section 2.21. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.25 PRIORITY AND LIENS.

          (a) Subject to the Orders and the Security and Pledge Agreement, the Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations and the other Secured Obligations (including the obligations of the Borrower and the Guarantors in respect of any hedging obligations permitted hereunder and Indebtedness permitted by Section 6.03(viii), in each case owing to JPMCB, any other Lender or any of their respective banking Affiliates) and subject, in each of clauses (i) through (iv) below, to the Carve-Out:


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

               (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed claims in the Cases having priority over any and all administrative expenses, diminution claims (including the Superpriority Claims granted to the Existing Lenders) and all other claims against the Borrower and the Guarantors, now existing or hereafter arising, of any kind whatsoever, including all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code;

               (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a valid, binding, continuing, enforceable and fully-perfected first priority senior security interest in and Lien on all tangible and intangible property of the Borrower's and the Guarantors' respective estates in the Cases that is not subject to valid, perfected, non-avoidable and enforceable Liens in existence as of the Filing Date or valid Liens in existence on the Filing Date that are perfected subsequent to such date to the extent permitted by Section 546(b) of the Bankruptcy Code, including all present and future accounts receivable, inventory, general intangibles, chattel paper, real property, leaseholds, fixtures, machinery and equipment, deposit accounts, patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property, capital stock of any Subsidiaries of the Borrower and Guarantors and on all cash and investments maintained in the Letter of Credit Account (but excluding (x) the Borrower's and the Guarantors' rights in respect of avoidance actions under the Bankruptcy Code and (y) joint venture interests with respect to which a valid prohibition on pledging such interests or granting Liens thereon exists, it being understood that, notwithstanding such exclusion of such interests, the proceeds of such interests shall be subject to such liens under Section 364(c)(2) of the Bankruptcy Code and available to satisfy the Obligations and the other Secured Obligations);

               (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by valid, binding, continuing, enforceable and fully-perfected security interests in and Liens upon all tangible and intangible property of the Borrower and the Guarantors (provided that as set forth in clause
     (iv) of this sentence, the existing Liens that presently secure the obligations of the Borrower and the Existing Guarantors under the Existing Agreement will be primed by the Lien in favor of the Administrative Agent and the Lenders as described in clause (iv) of this sentence) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by
     Section 546(b) of the Bankruptcy Code (other than the property referred to in clause (iv) below that is subject to the existing Liens described in clause (iv) below, as to which the Lien in favor of the Administrative Agent and the Lenders will be as described in clause (iv) below), junior to such valid, perfected and non-avoidable Liens; and

               (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable and fully-perfected first priority senior priming security interest in and senior priming Lien on all of the tangible and intangible property of the Borrower and the Guarantors that is subject to existing Liens that presently secure Borrower's and the Existing Guarantors' pre-petition Indebtedness under the Existing Agreement (but subject and subordinate to (A) the Carve-Out and (B) any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by
     Section 546(b) of the Bankruptcy Code), senior to all of such Liens;

provided, however, that (w) the Borrower and the Guarantors shall not be required to pledge to the Administrative Agent in excess of 65% of the voting capital stock of its direct Foreign Subsidiaries or any of the capital stock or interests of its indirect Foreign Subsidiaries (if, in the good faith judgment of the Borrower, adverse tax consequences would result to the Borrower), (x) no portion of the Carve-Out may be utilized to fund prosecution or assertion of any claims against the Administrative Agent, the Lenders or the Issuing Lenders, (y) following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out and (z) except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Existing Lenders or to the collateral securing such indebtedness. The Lenders agree that so long as no Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of title 11 of the United States Code, as the same may be due and payable, and the same shall not reduce the Carve-Out.

          (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interests and which secures the Existing Indebtedness, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent on behalf of the Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Administrative Agent on behalf of the Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of the Administrative Agent following the occurrence of an Event of Default (regardless of whether such Event of Default is continuing), the Borrower and such Guarantor shall enter into separate fee or leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Administrative Agent.

     SECTION 2.26 RIGHT OF SET-OFF. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated as payroll accounts and any trust accounts) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Administrative Agent agrees to notify the Borrower and Guarantors in accordance with Section 7.01 prior to any such set-off and application made by such Lender or by the Administrative Agent, as the case may be. The rights of each Lender and the Administrative Agent under this Section are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.27 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise, and shall be released to the Borrower only as described in clause (ii)(y) of Section 2.03(j).

     SECTION 2.28 PAYMENT OF OBLIGATIONS. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.29 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Orders and described in
Section 2.25 and the Liens granted to the Administrative Agent pursuant to the Orders and described in Sections 2.25 and 2.27 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

     SECTION 2.30 USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to request a Borrowing under Section 2.04 or request the issuance of a Letter of Credit under
2.03 unless the Bankruptcy Court shall have entered the Interim Order and shall at that time have granted to the Borrower use of all cash collateral, subject to the Orders, for the purposes described in Section 3.09.

SECTION 3. REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:


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

     SECTION 3.01 ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation or other organization and in good standing in each jurisdiction where the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iv) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted, except where the failure thereof could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.02 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including the Securities Exchange Act of 1934) or regulation (including Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, conflict with or result in a breach of, or constitute a default under, any material contractual obligation entered into prior to the Filing Date binding on the Borrower or the Guarantors or any of their properties except to the extent that all such violations, conflicts or breaches could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in a breach of, or constitute a default under, any material contractual obligation entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or
(D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than (A) the entry of the Orders and (B) other consents, authorizations, approvals, notices, filings or registrations the failure to obtain or make which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     SECTION 3.03 STATEMENTS MADE. The information that has been prepared by or at the request of the Borrower or any Guarantor and delivered in writing by the Borrower or any of the Guarantors to the Agents or to the Bankruptcy Court in connection with any Loan Document, any confidential information memorandum relating to the syndication of the credit facilities provided for herein, and any financial statement delivered pursuant hereto or thereto (other than


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

to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading in any material respect; and, to the extent that any such information constitutes projections, such projections were prepared in good faith based on assumptions believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished (it being understood that projections are inherently uncertain and that actual results may differ from the projections and such difference may be material).

     SECTION 3.04 FINANCIAL STATEMENTS. The Borrower has furnished the Lenders with copies of (a) the audited consolidated financial statements of the Global Entities for the fiscal year ended December 31, 2004, and (b) the unaudited consolidated financial statements of the Global Entities for the fiscal quarter and six month period ended June 30, 2005. Such financial statements present fairly in all material respects, in accordance with GAAP, the financial condition and results of operations of the Global Entities on a consolidated basis as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Global Entities as of the date thereof required to be disclosed by GAAP; such financial statements were prepared in a manner consistent with GAAP (subject, in the case if the financials described in clause (b) above, to normal year-end adjustments and the absence of footnotes). Since the audited financial statements for the fiscal year ended December 31, 2004 delivered to the Lenders prior to the Closing Date, no development or event has occurred that has had or is reasonably expected to have a Material Adverse Effect.

     SECTION 3.05 OWNERSHIP. Other than as set forth on part A Schedule 3.05 (as such Schedule may be updated from time to time by written notice from the Borrower to the Administrative Agent to reflect transactions permitted by this Agreement), (i) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly and (iii) each of the Borrower's domestic Subsidiaries is a Guarantor. Each Existing Guarantor is listed on part B of Schedule 3.05.

     SECTION 3.06 LIENS. There are no Liens on any assets of the Domestic Entities or any of the Global Entities other than Liens permitted pursuant to
Section 6.01.

     SECTION 3.07 COMPLIANCE WITH LAW. Except for matters which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

               (i) the operations of the Domestic Entities and the Global Entities comply in all material respects with all applicable environmental, health and safety statutes and regulations, including regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.);

               (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Domestic Entities is needed to respond to a release of any Hazardous Waste or


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     Hazardous Substance (as such terms are defined in any applicable state or
     Federal environmental law or regulations) into the environment;

               (iii) to the Borrower's and each of the Guarantor's knowledge, the Domestic Entities do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment; and

               (iv) to the Borrower's and each of the Guarantor's best knowledge, none of the Domestic Entities and none of the Global Entities are in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority.

     SECTION 3.08 INSURANCE. The Borrower and the Guarantors have in full force and effect insurance policies of a nature and providing such coverage as is consistent with sound business practice and customarily carried by companies of the size and character of the Borrower and the Guarantors.

     SECTION 3.09 USE OF PROCEEDS. The Letters of Credit and the proceeds of the Tranche A Loans and the Tranche B Loans shall be used for working capital and for other general corporate purposes of the Borrower and its Subsidiaries including the making of pension contributions, adequate protection payments to the Existing Lenders, the payment of transaction costs, fees and expenses in respect of the Transactions and the Cases and the payment of Restructuring Costs.

     SECTION 3.10 LITIGATION. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Domestic Entities or the Global Entities or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, with respect to this Agreement or any other Loan Documents or the transactions contemplated hereby or thereby, or otherwise as is, in the aggregate, reasonably expected to have a Material Adverse Effect.

     SECTION 3.11 ERISA No ERISA Event has occurred that, when taken together with all other ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.12 THE ORDERS. On the date of the making of the initial Loans hereunder or the issuance of the initial Letters of Credit hereunder, the Interim Order will have been entered and will not have been reversed, stayed, vacated or, without the Agents' consent, amended, supplemented or modified. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been reversed, stayed, vacated or, without the Administrative Agent's consent, amended, supplemented or modified. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the Guarantor hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.


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

     SECTION 3.13 PROPERTIES.

          (a) Each of the Borrower and the Guarantors has good title to, or valid leasehold interests in, all its real and personal property, except for such failures to have good title or valid leasehold interests as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Borrower and the Guarantors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary, in the aggregate, for the conduct of its business as currently conducted, and the use thereof by the Borrower and the Guarantors does not infringe upon the rights of any other Person, except for any such infringement that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4. CONDITIONS OF LENDING

     SECTION 4.01 CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever may occur first, is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

          (a) Supporting Documents. The Agents shall have received for each of the Borrower and the Guarantors:

               (i) a copy of such entity's articles or certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

               (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State; and

               (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the articles or certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to


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

     the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

          (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agents and the Lenders shall have received satisfactory evidence of the entry of an order of the Bankruptcy Court in the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.25 which Interim Order (i) shall authorize extensions of credit in amounts not in excess of $950,000,000, (ii) shall authorize the payment by the Borrower of all fees provided for herein and in the fee letter described in Section 2.21, (iii) shall be in form and substance reasonably satisfactory to the Agents, (iv) shall have been entered not later than fifteen (15) days following the Filing Date, (v) shall have authorized the use by the Borrower and the Guarantors of any cash collateral in which any Existing Lender under the Existing Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated hereby, for (A) the monthly payment of current interest and letter of credit fees (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates applicable on the Filing Date (including LIBOR pricing options) pursuant to the Existing Agreement (the payments described in this clause to be without prejudice to the rights of any Existing Lender to assert a claim for the payment of additional interest and letters of credit fees calculated at any other applicable rates of interest (including at any default rates), or on any other basis, set forth in the Existing Agreement or to the rights of the Borrower or any other Person to contest such assertion), (B) a superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code, limited in amount to the aggregate diminution in value of the Existing Collateral, including any such diminution resulting from the sale, lease or use by the Borrower and the Guarantors (or other decline in value) of cash collateral and any other Existing Collateral, the priming of the Existing Agent's security interests and liens in the Existing Collateral by the Agent and the Lenders pursuant to the Loan Documents and the Interim Order, and the imposition of the automatic stay pursuant to Section 362 of the Bankruptcy Code, immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Administrative Agent and the Lenders (without the requirement to file any motion or pleading or to make any demand) and subject, only in the event of the occurrence and during the continuance of an Event of Default, to the payment of the Carve-Out, (C) a Lien on substantially all of the assets of the Borrower and the Guarantors having a priority immediately junior to the priming and other Liens granted in favor of the Administrative Agent and the Lenders hereunder and under the other Loan Documents and (D) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the Existing Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the continuation of the payment to the Existing Agent on a current basis of the administration fees that are provided for under the Existing Agreement and (vi) shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other


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

instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

          (c) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agents the Security and Pledge Agreement.

          (d) First Day Orders. All of the "first day orders" (including the cash management order) entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agents.

          (e) Opinion of Counsel. The Agents and the Lenders shall have received the favorable written opinion of (i) Shearman & Sterling, LLP, counsel to the Borrower and the Guarantors, and (ii) in-house counsel to the Borrower, in each case dated the Closing Date (or such other date as the Administrative Agent may agree in its reasonable discretion), and in form and substance reasonably satisfactory to the Arrangers and their counsel.

          (f) Payment of Fees and Expenses. The Borrower shall have paid to the Agents the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.21 and the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and the Arrangers as to which invoices have been issued, and to the extent reasonably requested by the Borrower, together with back-up documentation supporting such invoices.

          (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Administrative Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (h) Access; Compliance with Laws. The Agents have the right to undertake reasonable due diligence on environmental matters, and shall be reasonably satisfied that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and shall be reasonably satisfied with the costs of maintaining such compliance and with any other costs relating to actual or potential claims or liabilities relating to any environmental matters.

          (i) UCC Searches. The Agents shall have received such UCC searches (including tax liens and judgments) conducted in the jurisdictions of organization of each of the Borrower and each Guarantor and the jurisdictions in which the Borrower and the Guarantors conduct business as the Agents may reasonably request and as may be reasonably obtained (dated as of a date reasonably satisfactory to the Agents), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than Liens permitted under Section 6.01 and as may otherwise be reasonably satisfactory to the Agents.


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

          (j) Closing Documents. The Agents shall have received all documents required by this Section 4.01 reasonably satisfactory in form and substance to the Agents.

The initial Tranche A Loan was made on October 14, 2005.

     SECTION 4.02 CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Lenders to make each Loan and of the Issuing Lender to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

          (a) Notice. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Section 2.

          (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

          (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect that the Agents reasonably determine to be adverse to the interests of the Agents and the Lenders without the prior written consent of the Administrative Agent and the Required Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the LC Exposure, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Administrative Agent and each of the Lenders shall have received satisfactory evidence of the entry of an order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are reasonably satisfactory in form and substance to the Administrative Agent) (the "Final Order"), which, in any event, shall have been executed and delivered and entered by the Bankruptcy Court no later than forty-five (45) days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, shall authorize extensions of credit in respect of the Tranche A Loans in the aggregate amount up to $1,750,000,000 and in respect of the Tranche B Loan in the amount up to $250,000,000 and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Administrative Agent and the Required Lenders reasonably determine to be adverse to their interests without the prior written consent of the Administrative Agent and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.


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

          (e) Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement, the Orders and the letter referred to in
Section 2.21 and the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and the Arrangers as to which invoices have been issued, and to the extent reasonably requested by the Borrower, together with back-up documentation supporting such invoices.

          (f) Borrowing Base Certificate. From and after the entry by the Court of the Final Order, the Administrative Agent shall have received the most recent Borrowing Base Certificate (dated no more than 30 days (seven (7) days during a Reduced Availability Period) prior to the making of any Loan or the issuance of any Letter of Credit; provided that in the case of the making of any Loan or the issuance of any Letter of Credit prior to November 20, 2005, the most recent Borrowing Base Certificate shall be the most recent Borrowing Base Certificate required to be delivered pursuant to Section 5.08).

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

     SECTION 4.03 CONDITIONS PRECEDENT TO THE TRANCHE B LOAN. The obligation of the Tranche B Lenders to make the Tranche B Loan is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

          (a) Notice. The Administrative Agent shall have received a notice with respect to such borrowing as required by Section 2.

          (b) Final Order. The Final Order shall have been entered by the Bankruptcy Court.

          (c) Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement, the Orders and the letter referred to in Section 2.21 and the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and the Arrangers as to which invoices have been issued, and to the extent reasonably requested by the Borrower, together with back-up documentation supporting such invoices.

          (d) Other Conditions. The conditions to each Loan set forth in Sections 4.01 and 4.02 shall have been satisfied or waived.

The request by the Borrower for, and the acceptance by the Borrower of, the Tranche B Loan shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

     SECTION 4.04 CONDITIONS PRECEDENT TO THE AMENDMENT AND RESTATEMENT EFFECTIVE DATE; EFFECT OF AMENDMENT AND RESTATEMENT. (a) This Agreement shall become effective upon the date (the "Amendment and Restatement Effective Date") that the following conditions precedent are satisfied (or waived in accordance with Section 10.09):


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               (i) The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on its behalf (which counterpart may be a facsimile of an original counterpart).

               (ii) The Administrative Agent shall have received from the Borrower and each of the Guarantors a counterpart of the Security and Pledge Agreement signed on its behalf (which counterpart may be a facsimile of an original counterpart).

               (iii) The Borrower shall have paid to JPMCB and CUSA all Commitment Fees and Letter of Credit Fees (each as defined in the Existing Credit Agreement) that have accrued under the Existing DIP Credit Agreement for the period commencing on the Filing Date to the Amendment and Restatement Effective Date.

          (b) On the Amendment and Restatement Effective Date, each Existing Letter of Credit shall be deemed, without further action by any party hereto, to be a Letter of Credit issued under this Agreement for all purposes of this Agreement and the other Loan Documents.

SECTION 5. AFFIRMATIVE COVENANTS

          From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (for which Cash Collateralization at the rate of 105% has not been made in accordance with
Section 2.03(j)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that they will, and will cause each of their respective Subsidiaries to:

     SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC. Deliver to the Administrative Agent (for delivery to each Lender):

          (a) within 110 days after the end of each fiscal year (or such shorter period as the United States Securities and Exchange Commission may specify for the filing of annual reports on Form 10-K), consolidated balance sheets and related consolidated statements of income and consolidated cash flows for the Domestic Entities and the Global Entities, showing the financial condition of such entities on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of the Global Entities to be audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants with respect to the financial statements and arising out of the scope of the audit (which opinion shall not be qualified in any material respect other than a going concern qualification as a result of the Cases or as a result of the Maturity Date falling less than one year from the date of such financial statements), all such consolidated financial statements to be certified by a Financial Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Domestic Entities or the Global Entities, as the case may be, on a consolidated basis in accordance with GAAP;

          (b) within 60 days after the end of each of the first three fiscal quarters (or such shorter period as the United States Securities and Exchange Commission may specify for the filing of quarterly reports on Form 10-Q), or, with respect to the fiscal quarter ending September 30, 2005, no later than December 31, 2005, the consolidated balance sheets and related


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consolidated statements of income and consolidated cash flows of the Domestic
Entities and the Global Entities, showing the financial condition of such entities on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Domestic Entities and the Global Entities, as the case may be, on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) as soon as practicable, but in no event later than December 31, 2005, with respect to the October and November 2005 fiscal months, and 30 days after the end of each fiscal month of the Borrower thereafter, (i) monthly unaudited consolidated balance sheets of the Domestic Entities and the Global Entities and related consolidated statements of income and consolidated cash flows of such entities for the prior fiscal month (in the case of Domestic Entities, in a form consistent with the form provided to the Lenders prior to the Closing Date), each certified by a Financial Officer of the Borrower and
(ii) a monthly report, consistent with the form required to be filed with the Bankruptcy Court, detailing professional fees and expenses that have been billed and paid or billed but unpaid to date and the accumulated "hold-back" of professional fees and expenses to date;

          (d) commencing with the first fiscal month following the Closing Date, as soon as practicable, but (i) in no event later than 30 days after the end of each fiscal month of the Borrower, monthly financial projections and variance reports of the Domestic Entities and the Global Entities for the period from the date of such projections through the Termination Date in a form consistent with the form of projections provided to the Administrative Agent prior to the Closing Date, such projections to be updated and delivered to the Administrative Agent (x) no later than December 15, 2006, and (y) at such other times as such projections are updated by the Borrower and (ii) in no event later than 10 Business Days after the end of each fiscal month of the Borrower, a statement of projected cash receipts and cash disbursements for the Domestic Entities for each week in the period of thirteen continuous weeks commencing with the immediately following week, in a form consistent with the form provided to the Administrative Agent prior to the Closing Date, and in each case of new or updated projections furnished pursuant to clause (i) and any statements of projected cash receipts and cash disbursements pursuant to clause (ii), certified by a Financial Officer of the Borrower (it being understood that such certification in respect of projections shall be consistent with the representation and warranty as to projections in Section 3.03);

          (e) concurrently with any delivery of financial statements under clauses (a), (b) and (c) above, a certificate of the Financial Officer of the Borrower certifying such statements (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Section 6.04;

          (f) as soon as possible, and in any event when the Borrower's and the Guarantor's statement of financial affairs and schedules of assets and liabilities are required to be


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filed with the Bankruptcy Court (but no later than 45 days after the Closing
Date or such later date to which the Bankruptcy Court extends the filing thereof);

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

          (h) as soon as available and in any event (a) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (b) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event;

          (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

          (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed;

          (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning the (i) imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

          (m) promptly and in any event within 10 days after the Borrower or any Subsidiary knows or has reason to know of the occurrence thereof, notice of (i) any material adverse event or change to the business, financial condition, operations or assets of the Domestic Entities taken as a whole or the Global Entities taken as a whole and (ii) material litigation (if any), or any material adverse developments in previously disclosed material litigation (other than any of the foregoing that have been disclosed to the Administrative Agent pursuant to Section


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5.01(o)), in each case since the Closing Date or such later date as of which the
Borrower has furnished a report pursuant to this Section 5.01(m);

          (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Domestic Entities or the Global Entities, or compliance with the terms of any material loan or financing agreements as the Administrative Agent, at the request of any Lender, may reasonably request; and

          (o) furnish to the Administrative Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

     SECTION 5.02 EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (i) (A) if in the reasonable business judgment of the Borrower it is no longer necessary for the Borrower and the Guarantors to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.10.

     SECTION 5.03 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is consistent with sound business practice and customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses; and (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.04 OBLIGATIONS AND TAXES. Timely pay all material obligations arising after the Filing Date promptly and in accordance with their terms and timely pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof, before the same shall become in default; provided, however, that the Borrower and each of its Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged (i) any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower or its Subsidiaries shall have set aside on their books adequate reserves therefor) or (ii) with respect to obligations and claims related to a Plan, any such obligations or claims that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.


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

     SECTION 5.05 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Administrative Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

     SECTION 5.06 ACCESS TO BOOKS AND RECORDS. (a) Maintain or cause to be maintained at all times true and complete books and records in a manner consistent with GAAP of the financial operations of the Borrower and its Subsidiaries; and provide the Administrative Agent and its representatives, upon their reasonable request, access to all such books and records during regular business hours, in order that the Administrative Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports, including the Borrowing Base computations and supporting documentation, delivered by the Borrower or the Guarantors to the Administrative Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

          (b) In the event that historical accounting practices, accounting systems or accounting reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) to its parameters for including the components of the Borrowing Base as the Administrative Agent shall reasonably require based upon such modifications.

          (c) Upon the request of the Administrative Agent, provide (i) evidence reasonably satisfactory to the Administrative Agent that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, (ii) information reasonably satisfactory to the Administrative Agent regarding the costs of maintaining such compliance and any other costs relating to Environmental Liabilities and (iii) the Administrative Agent or its designees with access to the properties, facilities, personnel, books and records of the Borrower and its Subsidiaries to permit the performance, at the sole cost of the Borrower, of reasonable environmental due diligence.

     SECTION 5.07 MAINTENANCE OF CONCENTRATION ACCOUNT. Continue to maintain with JPMCB or any of its Affiliates, an account or accounts to be used by the Borrower and the Guarantors as their principal concentration account for day-to-day operations conducted by the Borrower and the Guarantors.

     SECTION 5.08 BORROWING BASE CERTIFICATE. From and after the entry of the Final Order, furnish to the Administrative Agent as soon as available and in any event (a) on or before the first issuance of Additional Credit, a Borrowing Base Certificate as of August 31, 2005 (the "Initial Borrowing Base Certificate"),
(b) no later than November 15, 2005, a Borrowing Base Certificate setting forth the contents of the Initial Borrowing Base Certificate and updating such certificate with the applicable gross balances as of September 30, 2005 and other updated information reasonably satisfactory in form and substance to the Administrative Agent (it being understood that such Borrowing Base Certificate shall not include any documents that would otherwise be required to be delivered pursuant to the schedule to the Borrowing Base


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

Certificate), (c) on or before the twentieth (20th) day of November 2005 and each month thereafter, a monthly Borrowing Base Certificate, as of the last day of the immediately preceding month (which monthly Borrowing Base Certificate shall be furnished regardless of whether weekly Borrowing Base Certificates are required to be furnished pursuant to the immediately succeeding clause (d)), (d) within five (5) Business Days after the end of each calendar week (each calendar week deemed, for purposes hereof, to end on a Friday) that ends during a Reduced Availability Period, a weekly Borrowing Base Certificate (it being understood that certain Borrowing Base Certificate items (to be identified in the form of Borrowing Base Certificate) shall be updated only monthly) and (e) if requested by the Administrative Agent at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request. As used herein, "Reduced Availability Period" means a period beginning on each day when the Available Amount is less than $500,000,000, and ending on the earliest succeeding day on which the Available Amount has been equal to or greater than $500,000,000 for thirty (30) consecutive days. As used herein, "Available Amount" means, at any time, an amount equal to (A) the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base, minus (B) the sum of the aggregate principal amount of the outstanding Tranche A Loans, plus the aggregate principal amount of the outstanding Tranche B Loans, plus the LC Exposure.

     SECTION 5.09 COLLATERAL MONITORING AND REVIEW. At any reasonable time upon reasonable notice and upon the reasonable request of the Administrative Agent, permit the Administrative Agent or any of its agents or representatives or professionals (including internal and third party consultants, accountants and appraisers) retained by the Administrative Agent or its professionals to visit the properties of the Borrower and its Subsidiaries, to confer with officers and representatives of the Borrower and the Guarantors, to conduct evaluations and appraisals of and to monitor (i) the Collateral, (ii) the Borrower's practices in the computation of the Borrowing Base and (iii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including the reasonable and customary fees and expenses associated with JPMorgan and CUSA, as forth in Section 10.05). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such modifications and adjustments to the Borrowing Base or the computation thereof as the Administrative Agent shall reasonably require upon at least 10 days written notice (it being understood that no such notice is required during the continuance of an Event of Default) based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal (which modifications and adjustments may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for components of the Borrowing Base to the extent reasonably required by the Administrative Agent).

     SECTION 5.10 PUBLIC RATING. Use their best efforts to obtain a rating from S&P and Moody's on the Tranche A Loans and Tranche B Loan as promptly as practicable.

     SECTION 5.11 SUBSEQUENTLY FILED DOMESTIC ENTITIES. Within ten (10) days after any Non-Filed Domestic Entity becomes a debtor in a case under the Bankruptcy Code (a


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

"Subsequently Filed Entity"), cause (x) such Subsequently Filed Entity to become a Guarantor party to this Agreement and (y) cause such Subsequently Filed Entity to become a party to the Security and Pledge Agreement and its assets to be subject to the Lien created thereby in favor of the Administrative Agent (which guarantees and Liens shall be Superpriority Claims) to the extent permitted under applicable law.

     SECTION 5.12 POST-CLOSING DELIVERIES. As soon as practicable, but in no event later than December 15, 2005 (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), deliver or cause to be delivered to the Administrative Agent an environmental diligence report with respect to Eligible Real Estate in form and substance, and performed by an independent appraisal firm, reasonably satisfactory to the Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

          From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (for which Cash Collateralization at the rate of 105% has not been made in accordance with
Section 2.03(j)) or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors will not, and will not permit any of their respective Subsidiaries to (and will not apply, unless in connection with an amendment to the Agreement that is reasonably likely to be approved by the Lenders required to approve such amendment, to the Bankruptcy Court for authority to):

     SECTION 6.01 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, other than:

               (i) (x) Liens in existence on the Filing Date as reflected on
     Schedule 6.01 and (y) replacement Liens that secure only refinancing of Indebtedness permitted under Section 6.03(xii), so long as such replacement Liens do not extend to or cover any property other than the property covered by the original Lien;

               (ii) Liens in existence on the Filing Date securing the Existing Indebtedness;

               (iii) Liens securing the Existing Indebtedness granted as adequate protection pursuant to the Orders and subject to the terms of the Orders which Liens are junior to the Liens contemplated hereby in favor of the Administrative Agent and the Lenders, provided that the Interim Order and Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect;

               (iv) Liens created under the Loan Documents in favor of the Administrative Agent and the Lenders and other holders of Secured Obligations;

               (v) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries in conformity with GAAP;


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

               (vi) carriers', warehousemen's, mechanics', materialmen's, repair-men's, lessor's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

               (vii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (viii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (ix) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

               (x) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

               (xi) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of consignments or operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

               (xii) customary rights of setoff and similar Liens in favor of depositary institutions;

               (xiii) Liens for judgments that have not yet become an Event of Default under Section 7.01(k);

               (xiv) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.03(vii) to finance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the amount of Indebtedness secured thereby is not increased;

               (xv) Liens on the assets of Foreign Subsidiaries securing Indebtedness and other obligations of any Foreign Subsidiary in an aggregate amount not to exceed $1,500,000,000;

               (xvi) Liens upon any of the property and assets existing at the time such property or asset is purchased or otherwise acquired by the Borrower or any of its Subsidiaries; provided that any such Lien was not created in contemplation of such


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

     purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired and the products and proceeds thereof; and provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under Section 6.03 or this Section 6.01;

               (xvii) Liens securing Indebtedness in respect of Hedging Agreements, which Indebtedness is permitted by Section 6.03(x), so long as the aggregate amount of Indebtedness so secured (determined on a marked-to-market basis) does not exceed $150,000,000 (and such Liens shall rank pari passu with the Liens in favor of the Administrative Agent and the Lenders and the other holders of Secured Obligations created under the Loan Documents);

               (xviii) Liens on assets of the Domestic Entities that arise pursuant to Section 412(n) of the Code or Section 4068 of ERISA; provided that such Liens do not otherwise give rise to an Event of Default;

               (xix) Liens on assets of the Foreign Subsidiaries that arise pursuant to Section 412(n) of the Code or Section 4068 of ERISA, unless such Liens would otherwise give rise to an Event of Default, or unless any Person has taken steps to commence enforcement of one or more judgments, orders or enforceable mandates relating thereto, if the aggregate amount of assets in respect of which such enforcement has commenced exceeds ten percent (10%) of the aggregate amount of all assets of the Foreign Subsidiaries; and

               (xx) Liens not otherwise permitted hereunder securing Indebtedness and other obligations in an aggregate amount not to exceed $10,000,000.

     SECTION 6.02 MERGER, ETC. Merge, consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or dispose of all or substantially all of its property or business, except that (i) any Guarantor may merge or consolidate with any other Guarantor, (ii) any Guarantor may merge or consolidate with the Borrower if the Borrower is the surviving entity, (iii) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary, provided that if either such Foreign Subsidiary is a Wholly-Owned Subsidiary, the surviving entity must be a Wholly-Owned Subsidiary, (iv) any Guarantor may dispose of any or all of its assets to the Borrower or any other Guarantor (upon voluntary liquidation or otherwise), provided that any such disposition by a Wholly-Owned Guarantor must be to another Wholly-Owned Guarantor or to the Borrower, (v) any Foreign Subsidiary may dispose of any or all of its assets to another Foreign Subsidiary; provided that any such disposition by a Wholly-Owned Foreign Subsidiary must be to a Wholly-Owned Subsidiary and any such disposition by a first-tier Foreign Subsidiary must be to a first-tier Foreign Subsidiary; provided, however, that compliance with the restrictions set forth in this
Section 6.02 shall not be required if, after giving effect to any transaction or activity otherwise subject to this Section 6.02, the Facility Availability Amount would be equal to or greater than $500,000,000.

     SECTION 6.03 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents;
(ii) Indebtedness incurred


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

prior to the Filing Date (including existing Capitalized Leases) and outstanding on the Filing Date; (iii) intercompany Indebtedness among the Borrower and the Guarantors; (iv) guarantees by the Borrower or any Guarantor of Indebtedness of the Borrower or any Guarantor otherwise permitted by this Section 6.03; (v) intercompany Indebtedness of any Foreign Subsidiary owing to another Global Entity, provided that (A) the incurrence of such indebtedness by such Foreign Subsidiary, and the making of the related loan or advance by the relevant Global Entity, is otherwise permitted under Section 6.09 and (B) in the case of intercompany Indebtedness owing from a Foreign Subsidiary to a Domestic Entity, such Indebtedness is evidenced by one or more promissory notes in form and substance reasonably satisfactory to the Administrative Agent and is subject to the Lien created by the Security and Pledge Agreement to the extent required by the Security and Pledge Agreement; (vi) other Indebtedness incurred after the Filing Date by any Foreign Subsidiary which, taken together with all other then outstanding Indebtedness of all Foreign Subsidiaries (excluding intercompany indebtedness described in clause (v) hereof, but including any then outstanding Indebtedness of the Foreign Subsidiaries incurred prior to the Filing Date and described in clause (ii) hereof and any Indebtedness in connection with Foreign Receivables Financings, sale-leaseback transactions and Hedging Agreements), does not exceed an aggregate amount of $1,500,000,000 (the "Foreign Subsidiary Debt Limit") at any time outstanding; (vii) Capitalized Leases and Indebtedness secured by purchase money Liens, in each case incurred after the Filing Date in an aggregate amount not to exceed $20,000,000 at any time outstanding; (viii) Indebtedness owed to JPMCB, CUSA, any other Lender or any of their respective banking Affiliates (or any Person that was a Lender or a banking Affiliate of a Lender at the time such Indebtedness was incurred) in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(ix) Indebtedness (other than Indebtedness described in clause (viii)) owed to any bank in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (x) Indebtedness incurred after the Filing Date by the Borrower or any Guarantor in connection with Hedging Agreements, in each case to the extent that (A) the counterparty to such agreement is a Lender or a banking Affiliate of a Lender (or was a Lender or a banking Affiliate of a Lender at the time such Indebtedness was incurred) and
(B) such agreement or contract is entered into in the ordinary course of business and not for speculative purposes; (xi) intercompany Indebtedness of any Domestic Entity owing to any Foreign Subsidiary so long as such Indebtedness is subordinated (on terms reasonably satisfactory to the Administrative Agent) to the Secured Obligations and the Existing Indebtedness; (xii) refinancings or replacements of Indebtedness described in clause (ii) hereof in respect of Capitalized Leases and purchase money debt obligations incurred in the ordinary course of business and, to the extent required, with the approval of the Bankruptcy Court, provided that the Liens securing such Indebtedness do not extend to or cover any additional property; and (xiii) other unsecured indebtedness of the Global Entities in an aggregate amount not to exceed $25,000,000.

     SECTION 6.04 EBITDAR.

          (a) Permit cumulative Global EBITDAR for the Global Entities for each period beginning on January 1, 2006 and ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month for such entity:


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

                      Global Entities
Period Ending          Global EBITDAR
-------------        -----------------
January 31, 2006     $(125,000,000.00)
February 28, 2006    $(100,000,000.00)
March 31, 2006       $ (75,000,000.00)
April 30, 2006       $ (50,000,000.00)
May 31, 2006         $ (25,000,000.00)
June 30, 2006        $ (25,000,000.00)
July 31, 2006        $ (50,000,000.00)
August 31, 2006      $ (25,000,000.00)
September 20, 2006   $  50,000,000.00
October 31, 2006     $ 100,000,000.00
November 30, 2006    $ 150,000,000.00

          (b) Permit cumulative Global EBITDAR for the Global Entities for each rolling twelve (12) fiscal month period ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month for such entity:

                     Global Entities
Period Ending         Global EBITDAR
-------------        ---------------
December 31, 2006    $165,000,000.00
January 31, 2007     $200,000,000.00
February 28, 2007    $250,000,000.00
March 31, 2007       $300,000,000.00
April 30, 2007       $350,000,000.00
May 31, 2007         $400,000,000.00
June 30, 2007        $500,000,000.00
July 31, 2007        $550,000,000.00
August 31, 2007      $600,000,000.00
September 30, 2007   $650,000,000.00
October 31, 2007     $700,000,000.00

     SECTION 6.05 [RESERVED].

     SECTION 6.06 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out.

     SECTION 6.07 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock or membership interests (or any options, warrants, rights or other equity securities or agreements relating to any capital stock or membership interests), or set apart any sum for the aforesaid purposes; provided that this Section 6.07 shall not restrict dividends and distributions from the Guarantors or the Foreign Subsidiaries directly or indirectly to the Borrower or any Guarantor or from any Foreign Subsidiary to any other Foreign Subsidiary.


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

     SECTION 6.08 TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than (A) the Borrower, (B) any of the Guarantors or (C) so long as such transaction is on commercially reasonable terms consistent with past practice, any other Subsidiary of the Borrower pursuant to joint venture arrangements of such Subsidiary) or its shareholders, except for (i) transactions that are entered into in good faith, and at prices and on terms and conditions not less favorable to such Person than would be obtained on an arm's-length basis from unrelated third parties, (ii) transactions solely among the Foreign Subsidiaries, (iii) transactions among the Global Entities that are entered into in the ordinary course of the relevant Global Entities' business,
(iv) other transactions among the Global Entities to the extent otherwise expressly permitted under this Agreement, and (v) transactions described on
Schedule 6.08.

     SECTION 6.09 INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for: (i) ownership by the Borrower or such Subsidiary, as the case may be, of the capital stock of each of the Subsidiaries listed on Schedule 3.05; (ii) Permitted Investments; (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business; (iv) advances and loans made by any Foreign Subsidiary to any other Foreign Subsidiary; (v) Investments in existence on the Filing Date; (vi) investments by Wholly-Owned Foreign Subsidiaries in other Wholly-Owned Foreign Subsidiaries; (vii) extensions of trade credit in the ordinary course of business; (viii) advances and loans by any Global Entity to the employees of any Global Entity in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes in an aggregate amount for all Global Entities not exceeding $25,000,000 at any one time outstanding; (ix) investments in (including the contribution of assets to) Foreign Subsidiaries and joint ventures, in an aggregate amount (net of the Investment Credit) not to exceed $30,000,000 at any one time outstanding; (x) to the extent constituting Investments, any Indebtedness owed to a Global Entity or any contribution of assets, issuance of Equity Interests or disposition to a Global Entity permitted to be made under
Section 6.02, 6.03 or 6.10 and (xi) Investments in Equity Interests of account debtors or other assets received (and in the amount so received) pursuant to any reorganization or similar arrangement upon bankruptcy or insolvency of, or other settlement with, such account debtors; provided, however, that compliance with the restrictions set forth in this Section 6.09 shall not be required if, after giving effect to any transaction or activity otherwise subject to this Section 6.09, the Facility Availability Amount would be equal to or greater than $500,000,000, except that in no event may the Borrower or any Guarantor make any Investment in a Non-Filed Domestic Entity if, after giving effect to such Investment, the aggregate amount (calculated net of the Investment Credit) of all Investments made by the Borrower and the Guarantors in Non-Filed Domestic Entities during the term of this Agreement would exceed $25,000,000. For the avoidance of doubt, this Section 6.09 prohibits (x) the making of advances or loans from a Domestic Entity to any Foreign Subsidiary and (y) the making of any investment by a Domestic Entity in a Foreign Subsidiary and the creation of and making of any investment in a joint venture in an aggregate amount (net of the Investment Credit) for all such investments greater than $30,000,000 at any one time outstanding, in each case at any time when the Facility Availability Amount is (or, after giving effect to the relevant transaction, would be) less than $500,000,000; provided that any such transaction (other than Investments by the Borrower or any Guarantor in a Non-Filed Domestic Entity, which shall


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

continue to be subject to the aforementioned $25,000,000 cap) shall be permitted without restriction under this Section 6.09 (but subject always to the limitations set forth in Section 6.03 in the case of any transaction pursuant to which a Foreign Subsidiary will incur Indebtedness) if, after giving effect thereto, the Facility Availability Amount would be equal to or greater than $500,000,000); provided further that each Global Entity shall be permitted to hold any Investment made at a time when such Investment was permitted to be made.

     SECTION 6.10 DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including the sale or issuance of any capital stock of any Subsidiary), whether now owned or hereafter acquired, except for (i) the sale or other disposition of obsolete or worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; (iii) sales or other dispositions permitted by clauses (iv) and (v) of Section 6.02; (iv) sale or disposition of assets constituting all or a portion of the Automotive Holdings Group (but not including any related foreign assets except for de minimis foreign assets ); (v) the sale, issuance or contribution of any Subsidiary's capital stock to the Borrower or to any Wholly-Owned Guarantor or, in the case of a sale, issuance or contribution of capital stock of a Foreign Subsidiary that is not a first-tier Foreign Subsidiary, to any Wholly-Owned Subsidiary of the Borrower; (vi) sales or other dispositions consisting of the transfer of rights in Intellectual Property to third parties and/or routine patent portfolio deletions, in each case in the ordinary course of business consistent with past practice; (vii) sales or other dispositions of accounts receivables and other related assets in connection with any Foreign Receivables Financing, so long as such Foreign Receivables Financing is otherwise permitted under this Agreement (including pursuant to Section 6.01 and Section 6.03); (viii) intercompany sales or contributions among the Borrower and the Guarantors; (ix) dispositions described on Schedule 6.10; and (x) any other sale or disposition of property not otherwise expressly permitted by this Section 6.10 (A) having a fair market value of less than $500,000 or (B) having a fair market value of $500,000 or more, in which case such dispositions shall not exceed $100,000,000 in the aggregate for any fiscal year of the Borrower; provided that compliance with the restrictions set forth in this Section 6.10 shall not be required if, after giving effect to any transaction or activity otherwise subject to this Section 6.10, the Facility Availability Amount would be equal to or greater than $500,000,000, except that in no event may the Borrower or any Guarantor sell or otherwise transfer any assets, whether now owned or hereafter acquired, to a Non-Filed Domestic Entity if, after giving effect thereto, the aggregate fair market value of all assets sold or transferred by the Borrower and the Guarantors to Non-Filed Domestic Entities would exceed $15,000,000 during the term of this Agreement.

     SECTION 6.11 NATURE OF BUSINESS. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except, in the case of the Borrower and the Guarantors, as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.10 shall not constitute such a material modification or alteration.


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SECTION 7. EVENTS OF DEFAULT

     SECTION 7.01 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period, if any (each, an "Event of Default"):

          (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made; or

          (b) default shall be made in the payment of any (i) Fees, interest on the Loans or other amounts payable hereunder when due (other than amounts set forth in clause (ii) hereof), and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 5.02 (with respect to the Borrower), Section 5.05 or Section 6 hereof, or

          (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement (other than those covered by clauses (b) and (c) above and clause (h) below) to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

          (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof, or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super Priority Claim or the Bankruptcy Court shall enter an order terminating the use of cash collateral under the Existing Agreement; or


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          (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $20,000,000 in the aggregate; or

          (g) a Change of Control shall occur; or

          (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

          (i) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

          (j) an order of the Bankruptcy Court shall be entered (i) reversing, staying for a period in excess of 10 days, or vacating any of the Orders or (ii) without the written consent of the Administrative Agent and the Required Lenders, otherwise amending, supplementing or modifying any of the Orders in a manner that is reasonably determined by the Agents to be adverse to the Agents and the Lenders, or (iii) terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

          (k) any judgment or order in excess of $20,000,000 as to any post-petition obligation shall be rendered against any Global Entity and the enforcement thereof shall not have been stayed; or

          (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against any Global Entity which does or would reasonably be expected to have a Material Adverse Effect; or

          (m) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than (i) Pre-Petition Payments authorized by the Bankruptcy Court (w) in accordance with "first day" orders reasonably satisfactory to the Administrative Agent (including not in excess of the amount set forth in the essential supplier order), (x) in connection with the assumption of executory contracts and unexpired leases, (y) payments in respect of reclamation claims authorized by the Bankruptcy Court and (z) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date (excluding any Pre-Petition Payment in respect of or in connection with any Termination Event), (ii) Pre-Petition Payments of Indebtedness permitted under Section 6.03(ii) made with proceeds of dispositions of assets that secure the Indebtedness so repaid, so long as (1) the Liens securing such repaid Indebtedness are not primed by the Liens of the Security and Pledge Agreement in favor of the Administrative Agent and (2) such asset dispositions are otherwise permitted under this Agreement and (iii) other Pre-Petition Payments (excluding any Pre-Petition Payments that are refunded or otherwise returned to the Borrower or the Guarantors within fifteen (15) days of the making of such payments) in an aggregate amount not to exceed $15,000,000; or

          (n)(i) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and any Lien shall arise as a result of such Termination Event or


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(ii) any Lien shall arise under Section 412(n) of the Code, and in each case,
(x) such Lien has been perfected or (y) any Person shall have obtained relief from the automatic stay to enforce such Lien or any Insufficiency; provided that the perfection of any Liens described in clauses (i) or (ii) above shall not constitute an Event of Default so long as such perfected Liens could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or an adverse effect on the Liens in favor of the Administrative Agent on behalf of the Lenders (including the priority of such Liens or the ability of the Administrative Agent and Lenders to exercise remedies in respect thereof); or

          (o) (i) any ERISA Event shall have occurred with respect to a Plan,
(ii) the Borrower or any Guarantor or any ERISA Affiliate shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan or (iii) the Borrower or any Guarantor or any ERISA Affiliate shall have been notified by the sponsor or trustee of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and, in any such case, such event does or would reasonably be expected to have a Material Adverse Effect; or

          (p) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a Material Adverse Effect;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Existing Agent and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Administrative Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Existing Agent and to the United States Trustee Southern District of New York) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause
(iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate or suspend forthwith the Total Commitment; (ii) declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of such Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Uncollateralized LC Exposure (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as


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demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Administrative Agent in such amount five (5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Administrative Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.19(b).

SECTION 8. THE AGENTS

     SECTION 8.01 APPOINTMENTS; ADMINISTRATION BY ADMINISTRATIVE AGENT; NO DUTIES FOR SYNDICATION AGENT. (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints each Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          (b) The general administration of the Loan Documents shall be by the Administrative Agent.

          (c) CUSA, in its capacity as Syndication Agent, shall not have any duties or obligations of any kind under this Agreement.

          (d) Each Person listed as a Co-Documentation Agent on the cover page hereof shall not have any rights, duties or obligations of any kind under this Agreement.

     SECTION 8.02 RIGHTS OF AGENTS. Each institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

     SECTION 8.03 LIABILITY OF AGENTS.

          (a) No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(i) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.09), and (iii) except as expressly set forth herein, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the


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circumstances as provided in Section 10.09) or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          (b) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          (c) Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent hereunder.

     SECTION 8.04 REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse the Administrative Agent for such Lender's Tranche A Commitment Percentage or Tranche B Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (ii) to indemnify and hold harmless the Administrative Agent. each Issuing Lender and any of their directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.05 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the


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Administrative Agent may resign at any time by notifying the Lenders, the
Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor, which successor agent shall (unless an Event of Default under Section 7.01(b) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

     SECTION 8.06 INDEPENDENT LENDERS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     SECTION 8.07 ADVANCES AND PAYMENTS.

          (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Tranche A Commitment or Tranche B Commitment, as the case may be, hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

          (b) Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.20, 8.04 and 10.05), the application of which is not otherwise provided for in this Agreement shall be applied in accordance with
Section 2.19(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent. in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Administrative Agent. as such Lender and the Administrative Agent shall from time to time agree.


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     SECTION 8.08 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans or unreimbursed drafts drawn under Letters of Credit as a result of which the unpaid portion of its Loans or unreimbursed drafts drawn under Letters of Credit is proportionately less than the unpaid portion of the Loans or unreimbursed drafts drawn under Letters of Credit of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans or unreimbursed drafts drawn under Letters of Credit of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and unreimbursed drafts drawn under Letters of Credit and its participation in Loans and unreimbursed drafts drawn under Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and unreimbursed drafts drawn under Letters of Credit as the principal amount of its Loans and unreimbursed drafts drawn under Letters of Credit prior to the obtaining of such payment was to the principal amount of all Loans outstanding and unreimbursed drafts drawn under Letters of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided, that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan or unreimbursed drafts drawn under Letters of Credit may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

SECTION 9. GUARANTY

     SECTION 9.01 GUARANTY.

          (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

          (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof, (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver


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or foreclosure of any security held by the Administrative Agent for the
Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of the Borrower or any other Guarantor.

          (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

          (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

          (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agents nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

          (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent. without further application to or order of the Bankruptcy Court.

     SECTION 9.02 NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 9.03 SUBROGATION. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower


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arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

     SECTION 10.01 NOTICES. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to the Borrower, to it at 5725 Delphi Drive, Troy, Michigan 48098, Attention of Treasurer (Telecopy No. 248-813-2648; Telephone No. 248-813-2592; with a copy to Assistant General Counsel, Commercial and Transactions (Telecopy No. 248-816-2491; Telephone No. 248-813-2492);

               (ii) if to JPMCB (in its capacity as the Administrative Agent or as a Lender), to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of: Thomas F. Maher (Telecopy No. 212-270-0430; Telephone No. 212-270-0426), Richard Duker (Telecopy No. 212-270-5127; Telephone No. 212-270-3057) and Gianni Russello, (Telecopy No.:212-270-0430; Telephone No. 212-270-0547) with a copy to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of: Clifford Trapani, (Telecopy No. 713-750-2948 ; Telephone No. 713-750-7909);

               (iii) if to the Issuing Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, with a copy to the Administrative Agent as provided in clause (ii) above;

               (iv) if to CUSA (in its capacity as Syndication Agent or as a Lender), to Citicorp USA, Inc., 388 Greenwich Street, 19th floor, New York, New York 10013, Attention of Jeffrey Nitz (Telecopy No. 212-816-2613; Telephone No. 212-816-7845); and

               (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved


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by it; provided, that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 10.02 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect (in the case of any representations and warranties, as of the date when made or deemed to be made) so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Total Commitment has not been terminated.

     SECTION 10.03 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent. the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Total Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Agent; and

               (B) the Issuing Lender, provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Tranche B Loan; and

               (C) the Borrower; provided that no consent of the Borrower shall be required for an assignment if, after giving effect thereto, the aggregate amount of the assignee's Tranche A Commitment and Tranche B


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               Commitment and Loans would be less than ten percent (10%) of the
               Total Commitment in effect at such time; and provided further that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing.

               (ii) Assignments shall be subject to the following additional conditions:

               (A) any assignment of any portion of the Total Tranche A Commitment and Tranche A Loans and LC Exposure shall be made to an Eligible Assignee;

               (B) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Tranche A Commitment, Tranche B Commitment or Loans, the amount of the such commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents;

               (C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that if such assigning Lender is both a Tranche A Lender and a Tranche B Lender, this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of either (1) the Tranche A Commitment, Tranche A Loans and LC Exposure or (2) the Tranche B Commitment and Tranche B Loans, as the case may be;

               (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

               (E) the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire; and

               (F) except in the case of (x) any assignment in connection with the primary syndication of the credit facilities provided for herein and (y) any assignment to a Lender or an Affiliate of a Lender or an Approved Fund, each assignment shall be made in consultation with the Borrower.

          For the purposes of this Section 10.03(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.


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               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Tranche A Lender or Tranche B Lender (or both), as the case may be, under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits (and, in the case of Section 2.18, subject to the obligations) of Sections 2.16, 2.17, 2.18 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This
     Section 10.03(b)(iv) shall be construed so that the Loans and LC Disbursements are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

          (c) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.03(d) or
(e), 2.05(b), 2.19(d) or 8.04, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (d) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, and without consulting the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and


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obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.09(a) that affects such Participant. Subject to paragraph (d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.26 as though it were a Lender, provided such Participant agrees to be subject to Section 8.08 as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18 as though it were a Lender.

               (iii) A Participant shall not be entitled to any funds directly from the Borrower in respect of the benefits under Section 2.16, 2.17, 2.18 or 2.26, pursuant to Section 10.03(d), until such Participant has provided information to the Borrower sufficient to satisfy the requirements of
     Section 10.03(b)(iv) as if such Participant had been a Lender.

          (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of
Section 10.04.


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          (g) The Borrower hereby agrees, to the extent set forth in the
Commitment Letter, to actively assist and cooperate with the Agents in the Agents' best efforts to sell participations herein (as described in Section 10.03(d)) and assign to one or more Lenders or assignees meeting the requirements set forth in 10.03(b) a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     SECTION 10.04 CONFIDENTIALITY. Each Lender agrees to keep any information delivered or made available by the Borrower or any of its Subsidiaries to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by any Agent or any Lender which is not permitted by this Agreement, (v) in connection with any litigation to which the any Agent, any Lender, or their respective Affiliates may be a party solely to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clauses (ii) and (v) of this Section.

     SECTION 10.05 EXPENSES; INDEMNITY; DAMAGE WAIVER. (a)(i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Agents, J.P. Morgan Securities Inc. ("JPMorgan") and Citigroup Global Markets, Inc. ("CGMI"; together, CGMI and JPMorgan, the "Arrangers") (including the reasonable fees, disbursements and other charges of Davis Polk & Wardwell ("DPW"), special counsel to the Administrative Agent and the Arrangers, and any local counsel retained by DPW or the Administrative Agent or the Arrangers) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) all fees and expenses of the Agents and the Arrangers (including the fees, disbursements and other charges of DPW, special counsel to the Administrative Agent and the Arrangers, and any local counsel retained by DPW or the Administrative Agent or the Arrangers) and the Lenders in connection with the enforcement of the Loan Documents. In connection with the foregoing, it is understood that, subject to customary exceptions for conflicts of interest, special counsel and local counsel, the Agents and the Arrangers shall be represented by a single lead counsel.

               (ii) The Borrower shall pay or reimburse (A) all reasonable fees and reasonable expenses of the Agents and the Arrangers and their internal and third-party auditors, appraisers and consultants incurred in connection with the Agents' (1) initial and ongoing Borrowing Base examinations, (2) analyses of the systems and processes of the Borrower and analyses and valuations of the Borrowing Base assets, (3) periodic field examinations and appraisals and (4) monthly and other monitoring of assets; and (B) all reasonable fees and reasonable out-of-pocket expenses of the Issuing Lenders in


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     connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand or any payment thereunder.

          All payments or reimbursements pursuant to the foregoing clauses
(a)(i) and (ii) shall be payable promptly upon written demand together with back-up documentation supporting such reimbursement request.

          (b) The Borrower shall indemnify the Agents, the Arrangers, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (it being understood that claims for expense reimbursement hereunder shall be accompanied by back-up documentation supporting such request), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (or such Indemnitee's officers, directors, employees or affiliates).

          (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof

     SECTION 10.06 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

     SECTION 10.07 NO WAIVER. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the


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exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.08 EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.09 AMENDMENTS, ETC.

          (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of (i) the Super-majority Lenders
(A) increase the advance rates set forth in the definition of the term "Borrowing Base", add new asset categories to the Borrowing Base or otherwise cause the Borrowing Base or availability under the credit facilities provided for herein to be increased, (B) release any of the Liens granted to the Administrative Agent hereunder, under the Orders or under any other Loan Document, other than Liens on assets that are sold or otherwise disposed of in transactions permitted pursuant to the Loan Documents, or (C) release any of the Guarantors, other than as expressly permitted pursuant to the Loan Documents,
(ii) the Lender affected thereby (A) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (B) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the scheduled payment of interest hereunder or reduce any Fees payable hereunder or extend any date for the scheduled payment of any such Fees, or extend the final maturity of the Borrower's obligations hereunder or (iii) all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.09, the definition of Required Lenders or the definition of Super-majority Lenders, (C) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.25, (D) release all or substantially all of the Liens granted to the Administrative Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors or (E) amend any provision that sets forth the priority of payment as between the Tranche A Lenders and the Tranche B Lenders. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent or any Issuing Lender hereunder or either JPMCB or CUSA in the capacity referred to in
Section 6.03(viii) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.


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Notwithstanding anything to the contrary contained in Section 10.09(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders, then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall meet the requirements of Section 10.03(b)), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders having Tranche A Commitments at such time (or, if the Total Tranche A Commitment has been terminated, Lenders holding Tranche A Loans and LC Exposure at such time) and Lenders holding Tranche B Loans at such time (or, if the Tranche B Loan is not outstanding, Lenders holding Tranche B Commitments at such time) representing in excess of 66-2/3% of the sum of the Total Tranche A Commitment at such time (or, if the Total Tranche A Commitment has been terminated, the Tranche A Total Commitment Usage at such time) plus the Total Tranche B Commitment at such time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, Collateral shall be released automatically from the Lien of the Security and Pledge Agreement, and Guarantors shall be released automatically from their guarantee obligations hereunder, in each case to the extent necessary to effect the consummation of any transaction permitted by the Loan Documents (including any transaction that has been approved by the requisite Lenders in accordance with Section 10.09). Each Lender hereby irrevocably authorizes the Administrative Agent to take, and the Administrative Agent hereby agrees to take, at the Borrower's expense, any action reasonably requested by the Borrower to evidence any such release of Collateral or guarantee obligations, so long as the Borrower certifies to the Administrative Agent that the transaction necessitating such release has been consummated in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on such certificate, without further inquiry).

     SECTION 10.10 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.11 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.


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     SECTION 10.12 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent. the Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 10.05 and
Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof

     SECTION 10.13 EXECUTION IN COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Administrative Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including the Borrower's agreements to actively assist the Administrative Agent in syndication efforts and with respect to interest rates, Commitment Fees and the fees referenced in Section 2.21).

     SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Administrative Agent. the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative

Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.16 USA PATRIOT ACT. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

     SECTION 10.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    DELPHI CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: Vice President, Chief Restructuring
                                           Officer, Chief Accounting Officer
                                           & Controller

                                    GUARANTORS:

                                    ASEC MANUFACTURING GENERAL PARTNERSHIP,
                                    A DELAWARE GENERAL PARTNERSHIP


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Assistant Treasurer


                                    ASEC SALES GENERAL PARTNERSHIP,
                                    A DELAWARE GENERAL PARTNERSHIP


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Assistant Treasurer


                                    ASPIRE, INC.,
                                    A MICHIGAN CORPORATION


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Vice President

                                    DELCO ELECTRONIC OVERSEAS CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Assistant Treasurer


                                    DELPHI AUTOMOTIVE SYSTEMS (HOLDING), INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI AUTOMOTIVE SYSTEMS GLOBAL (HOLDING),
                                       INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI AUTOMOTIVE SYSTEMS HUMAN
                                       RESOURCES LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Vice President & Treasurer


                                    DELPHI AUTOMOTIVE SYSTEMS INTERNATIONAL,
                                       INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer

                                    DELPHI AUTOMOTIVE SYSTEMS KOREA, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P.Arle
                                    Title: Chief Executive Officer & President


                                    DELPHI AUTOMOTIVE SYSTEMS LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: Acting Chief Financial Officer,
                                           Chief Accounting Officer & Controller


                                    DELPHI AUTOMOTIVE SYSTEMS OVERSEAS
                                       CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI AUTOMOTIVE SYSTEMS RISK MANAGEMENT
                                       CORP.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: Vice President & Treasurer


                                    DELPHI AUTOMOTIVE SYSTEMS SERVICES LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer

                                    DELPHI AUTOMOTIVE SYSTEMS TENNESSEE, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI AUTOMOTIVE SYSTEMS THAILAND, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI CHINA LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Chief Tax Officer


                                    DELPHI CONNECTION SYSTEMS,
                                    A CALIFORNIA CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI DIESEL SYSTEMS CORP.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Chief Tax Officer

                                    DELPHI ELECTRONICS (HOLDING) LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Assistant Treasurer


                                    DELPHI FOREIGN SALES CORPORATION,
                                    A VIRGIN ISLANDS CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: Controller


                                    DELPHI INTEGRATED SERVICE SOLUTIONS, INC.,
                                    A MICHIGAN CORPORATION


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Vice President


                                    DELPHI INTERNATIONAL HOLDINGS CORP.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI INTERNATIONAL SERVICES, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Chief Financial Officer & Treasurer

                                    DELPHI LIQUIDATION HOLDING COMPANY,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI MECHATRONIC SYSTEMS, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI MEDICAL SYSTEMS COLORADO CORPORATION,
                                    A COLORADO CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Vice President & Treasurer


                                    DELPHI MEDICAL SYSTEMS CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Vice President & Treasurer

                                    DELPHI MEDICAL SYSTEMS TEXAS CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Vice President & Treasurer


                                    DELPHI NY HOLDING CORPORATION,
                                    A NEW YORK CORPORATION


                                    By: /s/ JOHN D. SHEEHAN
                                        ----------------------------------------
                                    Name: John D. Sheehan
                                    Title: President


                                    DELPHI SERVICES HOLDING CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Treasurer


                                    DELPHI TECHNOLOGIES, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ THOMAS N. TWOMEY
                                        ----------------------------------------
                                    Name: Thomas N. Twomey
                                    Title: Vice President Intellectual Property


                                    DREAL, INC.,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN A. JAFFURS
                                        ----------------------------------------
                                    Name: John A. Jaffurs
                                    Title: President

                                    ENVIRONMENTAL CATALYSTS, LLC,
                                    A DELAWARE LIMITED LIABILITY COMPANY


                                    By: /s/ JOSEPH P. GUMINA
                                        ----------------------------------------
                                    Name: Joseph P. Gumina
                                    Title: Treasurer


                                    EXHAUST SYSTEMS CORPORATION,
                                    A DELAWARE CORPORATION


                                    By: /s/ JOHN P. ARLE
                                        ----------------------------------------
                                    Name: John P. Arle
                                    Title: Assistant Treasurer


                                    PACKARD HUGHES INTERCONNECT COMPANY,
                                    A DELAWARE CORPORATION


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Chief Tax Officer


                                    SPECIALTY ELECTRONICS INTERNATIONAL LTD.,
                                    A VIRGIN ISLANDS CORPORATION


                                    By: /s/ MICHAEL T. REAGAN
                                        ----------------------------------------
                                    Name: Michael T. Reagan
                                    Title: Treasurer and Secretary


                                    SPECIALTY ELECTRONICS, INC.,
                                    A SOUTH CAROLINA CORPORATION


                                    By: /s/ JAMES P. WHITSON
                                        ----------------------------------------
                                    Name: James P. Whitson
                                    Title: Chief Tax Officer

                                    AGENTS AND LENDERS:

                                    JPMORGAN CHASE BANK, N.A.
                                    INDIVIDUALLY AND AS ADMINISTRATIVE AGENT


                                    By: /s/ ROBERT ANASTASIO
                                        ----------------------------------------
                                    Name: Robert Anastasio
                                    Title: Vice President


                                    CITICORP USA, INC.
                                    INDIVIDUALLY AND AS SYNDICATION AGENT


                                    By: /s/ JEFFREY NITZ
                                        ----------------------------------------
                                    Name: Jeffrey Nitz
                                    Title: Director

                             [signatures of lenders]